AGREEMENT AND PLAN OF MERGER

BETWEEN

AND

Dated as of March 9, 2006

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is made as of the 9th day of March, 2006.

BETWEEN:

ENERGY METALS CORPORATION, a corporation organized under the laws of the Province of British Columbia, and having an office in the City of Vancouver, in the Province of British Columbia ( “EMC”)

AND:

EMC ACQUISITION CORP., a corporation organized under the laws of the State of Nevada (“Merger Sub”)

AND:

QUINCY ENERGY CORP., a corporation duly organized under the laws of the State of Nevada and having an office in the City of Vancouver, in the Province of British Columbia (“Quincy”)

WHEREAS:

A.

EMC, Merger Sub and Quincy propose to effect a business combination of Merger Sub and Quincy in which Merger Sub will merge with and into Quincy (the “Merger”);

B.

Pursuant to the Merger, among other things, the holders of the then outstanding Quincy common shares will become holders of the EMC common shares, on and subject to the terms and conditions herein contained; and

C.

The respective Boards of Directors of EMC, Merger Sub and Quincy have duly approved the Merger and have resolved to recommend its acceptance by their respective shareholders.

NOW THEREFORE IN CONSIDERATION OF the agreements hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

“Acquisition Proposal” has the meaning set forth in Section 4.3.1;

“Act” means the Nevada Revised Statutes and regulations made thereunder as in effect on the date hereof;

“Agreement”, and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time;

“Applicable Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, written policies, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, governmental entity or statutory body applicable to a person or its business, undertaking, property or securities;

“Articles of Merger” means the articles of Merger in respect of the Merger in the form required by the Act to be sent to the Secretary of State after the Permit is issued;

“Benefit Plans” means employee benefit, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to present or former employees, officers, directors or independent contractors of a Person which are currently maintained or participated in by a Person.

“Board of Directors” means, in respect of a Party, the board of directors of the Party.

“Business Day” means any day, excepting Saturdays, Sundays and statutory holidays observed in Vancouver, British Columbia;

“Canadian Securities Authorities” means the securities regulators in each of the provinces of Canada;

“Closing” and “Closing Date” have the meanings set forth in Section 2.3;

“Confidentiality Agreement” means the confidentiality agreement entered into between EMC and Quincy dated December 2, 2005;

“Disclosure Letter”  means the letter of Quincy or EMC, as the case may be, delivered to the other party and dated the date hereof, which sets forth items that qualify, to the extent specified therein, a correspondingly referenced representation or warranty made by that Party or covenant given by that Party under this Agreement;

“Dissenting Shareholder” means a holder of Quincy Shares who has exercised its right to dissent pursuant to the Act and the Merger;

“DOC” means the California Department of Corporations;

“Effective Date” has the meaning set forth in Section 2.3;

“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date;

“EMC Information Circular” means the management information circular of EMC including all schedules and exhibits thereto to be sent to the EMC Shareholders in respect of the EMC Meeting;

“EMC Meeting” means the meeting of the EMC Shareholders, including any and all adjournments and postponements thereof, called and held in accordance with any directions or instructions of the DOC in connection with the issuance of the Permit, and this Agreement, for the purpose of considering, and if thought fit, approving the Merger and the EMC Merger Resolution;

“EMC Meeting Materials” means the notice of the EMC Meeting and the EMC Information Circular, including all schedules thereto, together with the forms of proxy, letter of transmittal and all other materials to be mailed to the EMC Shareholders in connection with the EMC Meeting, as any of the foregoing may be amended or supplemented from time to time;

“EMC Merger Resolution” means the resolution of the shareholders of EMC approving the Merger;

“EMC Options” means options of EMC, exercisable to purchase EMC Shares, and governed by the terms of the EMC Stock Option Plan;

“EMC Recommendation” means the recommendation of the Board of Directors of EMC recommending that the EMC Shareholders approve the Merger and vote in favour of approving the EMC Merger Resolution and all matters that could reasonably be expected to facilitate the Merger

“EMC Shareholders” means the holders of all of the issued and outstanding EMC Shares;

“EMC Shares” means the common shares in the share capital of EMC, as presently constituted;

“EMC Stock Option Plan” means EMC’s stock option plan dated November 26, 2004;

“EMC Warrants” means warrants of EMC, exercisable to purchase EMC Shares;

“employee” in respect of a Person includes an employee of that Person, an independent contractor providing ongoing services to that Person, a consultant to the Person;

“Encumbrance” (and any grammatical variation thereof) includes any mortgage, pledge, assignment, charge, lien, claim, hypothec, security interest, adverse interest, other third Person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms;

“Environmental Laws” means all applicable federal, state, provincial, municipal or local statutes, regulations, by-laws, orders, rules, policies or guidelines of any Governmental Entity having the force of law, and any requirements or obligations arising under the common law, relating to the Environment, the protection of the Environment, the transportation of dangerous goods or occupational, employee and public health and safety;

“Environmental Permits” means, collectively, all permits, certificates, variances, remedial orders, approvals, consents, authorizations, registrations, directions, instructions and licenses issued by or provided to, as the case may be, any Governmental Entity pursuant to any Environmental Law;

“Fairness Hearing” means the hearing on the fairness of the terms and conditions of the Merger to be held before the DOC at which EMC will apply for the Permit from the State of California for the qualification of the offer and sale of the EMC Shares in that State pursuant to the Merger, and pursuant to which EMC will seek an exemption from federal registration as provided by Section 3(a)(10) of the 1933 Act;

“Foreign Shareholder” means any non-resident alien individual as defined under section 7701(b) of the U.S. Tax Code or a foreign corporation as defined under section 7701(a)(5) of the U.S. Tax Code.

“GAAP” means generally accepted accounting principles approved by the appropriate governing body, in Canada, wherever referred to in connection with EMC, and in the United States wherever referred to in connection with Quincy;

“Governmental Entity” means (a) any multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, administrative body, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent or agency, commission, board, or authority of any of the foregoing; (c) any self-regulatory authority or stock exchange; or (d) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Letter Agreement” means the letter of EMC to Quincy dated November 13, 2005 as accepted by Quincy on that date setting out the agreement of the Parties to proceed with a business combination of EMC and Quincy;

“Letter of Transmittal” means the letters of transmittal, for use by Quincy Shareholders providing for delivery of the certificates representing the Quincy Shares to the Transfer Agent, which shall be in customary form;

“Material Adverse Effect” in relation to any event or change, means an effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, or business of Quincy and its subsidiaries considered as a whole or EMC and its subsidiaries considered as a whole, as applicable, provided that a Material Adverse Effect will not include an adverse effect: (i) that relates to or arises out of a matter that has been publicly disclosed or otherwise disclosed in writing to EMC or Quincy, as applicable, prior to such Party entering into this Agreement; (ii) that relates to or arises out of conditions affecting the uranium extraction and/or production industry as a whole; (iii) that relates to or arises out of general economic, financial, currency exchange, securities or commodity market conditions in Canada, the United States or elsewhere; (iv) that relates to or arises out of any change in the market price of uranium; or (v) that relates to any change the occurrence of which is reasonably attributable to this Agreement or the performance of any transaction contemplated herein;

“Merger”  means the merger between Merger Sub and Quincy to be effected under the provisions of the Act on the terms and conditions set out in this Agreement, subject to any amendments or variations thereto or made at the direction of the DOC in connection with application for the issuance of the Permit;

“misrepresentation”; “material fact” and “material change” have the respective meanings ascribed thereto in the Securities Act;

“Parties” means EMC and Quincy, and “Party” means either one of them;

“Permit” means a permit issued for the qualification of the offer and sale of the EMC Shares in the State of California pursuant to the Merger, to be issued by the DOC following the Fairness Hearing;

“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, regulatory body or agency, government or Governmental Entity, however designated or constituted;

“Public Disclosure Documents” means, with respect to a Party, all publicly available forms, reports, schedules, statements (including financial statements and the notes thereto and any auditors’ report thereon) and other documents filed by such Party with the applicable Securities Authorities and any applicable stock exchange in the preceding three years from the date of this Agreement, and in the case of EMC excludes all such documents filed by Standard Uranium Inc. prior to the time of consummation of the Standard Transaction;

“Quincy Convertible Securities” means the securities of Quincy that are convertible or exercisable into or otherwise give the holder the right to acquire Quincy Shares or other securities of Quincy, including without limitation, the Quincy Warrants and the Quincy Options, all of which are listed in the Disclosure Letter of Quincy;

“Quincy Convertible Securityholders” means the holders of Quincy Convertible Securities;

“Quincy Meeting Materials” means the notice of the Quincy Meeting and the Quincy Proxy Statement, including all schedules thereto, together with the forms of proxy, letter of transmittal and all other materials to be mailed to the Quincy Shareholders in connection with the Quincy Meeting, as any of the foregoing may be amended or supplemented from time to time;

“Quincy Meeting” means the meeting of the Quincy Shareholders, including any and all adjournments and postponements thereof, called and held in accordance with any directions or instructions of the DOC in connection with the issuance of the Permit, and this Agreement, for the purpose of considering and, if thought fit, approving the Merger and the Quincy Merger Resolution;

“Quincy Merger Resolution” means the resolution of the shareholders of Quincy approving the Merger;

“Quincy Options” means options to purchase Quincy Shares issued pursuant to the Quincy Stock Option Plan (to the Persons and in the amounts set out in the Quincy Disclosure Letter);

“Quincy Proxy Statement” means the management proxy statement of Quincy including all schedules and exhibits thereto to be sent to the Quincy Shareholders in respect of the Quincy Meeting;

“Quincy Recommendation” means the recommendation of the Board of Directors of Quincy recommending that Quincy Shareholders approve the Merger and vote in favour of approving the Quincy Merger Resolution and all matters that could reasonably be expected to facilitate the Merger;

“Quincy Securityholders” means the Quincy Shareholders and the Quincy Convertible Securityholders;

“Quincy Shareholders” means the holders of all of the issued and outstanding Quincy Shares;

“Quincy Shares” means the shares in the common stock of Quincy, as presently constituted, and includes any shares in the common stock of Quincy issued after the date hereof upon the exercise of outstanding Quincy Convertible Securities;

“Quincy Stock Option Plan” means Quincy’s 2003 Key Employee Stock Option Plan;

“Quincy Warrants” means the warrants of Quincy issued pursuant to the terms of warrant certificates (to the Persons and in the amounts set out in the Quincy Disclosure Letter);

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (British Columbia);

“Secretary of State”  means the Secretary of State of Nevada;

“Securities Authorities” means the Canadian Securities Authorities and the U.S. Securities Authorities;

“Standard Transaction”  means all agreements, transactions and arrangements in respect of, in connection with, or resulting from the acquisition of Standard Uranium Inc. by EMC;

“Subsidiary” means, with respect to a specified body corporate, any body corporate of which the specified body corporate is entitled to elect a majority of the directors thereof, and any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to such body corporate;

“Superior Proposal” has the meaning set forth in Section 4.3.1;

“Support Agreements” means the support and lock-up agreements to be entered into as follows:  (i) among the parties set out in the Quincy Disclosure  Letter, being certain Quincy Shareholders, and EMC; and (ii) among the parties set out in the EMC Disclosure Letter, being certain EMC Shareholders, and Quincy, pursuant to which such holders have agreed to vote the securities referred to therein in favour of the Merger at the Quincy Meeting and the EMC Meeting respectively;

“Surviving Corporation” has the meaning set forth in Section 2.1;

“Tax Act” means the Income Tax Act (Canada), together with any and all regulations thereunder, as amended from time to time;

“Tax” or “Taxes”  means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, dues, duties, rates, fees, imposts, levies, assessments, tariffs and other charges imposed, assessed or collected by a Governmental Entity including, but not limited to, (i) any gross income, net income, gross receipts, business, royalty, capital, capital gains, goods and services, value added, severance, stamp, franchise, licences, occupation, premium, capital stock, sales, use, real property, personal property, ad valorem, transfer, license, profits, windfall profits, environmental, payroll, employment, employer health, pension plan, anti-dumping, countervail, excise,  customs, duties, severance , stamp, occupation or premium taxes, (ii) all withholdings on amounts paid to or by a Person, (iii) all employment insurance premiums, (iv) pension plan contributions or premiums, (v) any fine, penalty, interest, or addition to tax, (vi) any tax imposed, assessed, or collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee, and (vii) any liability for any of the foregoing as a transferee, successor, guarantor, or by contract or by operation of law.

“Tax Returns” includes all returns, elections, reports, declarations, statements, bills, schedules, forms or written information of, or in respect of, Taxes which are required to be filed with, or supplied to, any Governmental Entity with taxing authority;

“Transfer Agent” means Pacific Corporate Trust Company or such other Person appointed by EMC for the purpose of, among other things, exchanging the certificates representing the Quincy Shares for certificates representing the EMC Shares in connection with the Merger;

“TSX” means the TSX Venture Exchange, or in the case of EMC if listed on the Toronto Stock Exchange shall mean the Toronto Stock Exchange;

“U.S. Securities Regulators” means the U.S. Securities and Exchange Commission and the securities commission or other securities regulatory authority for each U.S. state;

“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended, and rules and regulations thereunder;

“1933 Act” means the United States Securities Act of 1933, as amended, and rules and regulations promulgated thereunder;  and

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.

1.2

Singular, Plural, etc.

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3

Deemed Currency

In the absence of a specific designation of any currency, any dollar amount referenced herein will be deemed to refer to lawful currency of Canada.

1.4

Headings, etc.

The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement to Articles and Sections refer to Articles and Sections of and to this Agreement.

1.5

Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereunder is not a Business Day, such action will be required to be taken on the next succeeding day that is a Business Day.

1.6

Inclusive Terminology

Whenever used in this Agreement, the words “includes” and “including” and similar terms of inclusion will not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather will mean “includes but is not limited to” and “including but not limited to”, so that references to included matters will be regarded as illustrative without being either characterizing or exhaustive.

1.7

Interpretation Not Affected by Party Drafting

The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable to the interpretation of this Agreement.

1.8

Entire Agreement

This Agreement (including the Disclosure Letter of each Party and the Confidentiality Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the Parties other than as expressly set forth in this Agreement. For greater certainty, the Parties agree that this Agreement supersedes the Letter Agreement and that the Letter Agreement will have no further force or effect.

1.9

Knowledge

In this Agreement, references to “knowledge”, “the knowledge of” and similar references mean the actual knowledge of any of the officers of the applicable Party, after reasonable inquiry, and such officers will make such inquiry as is reasonable in the circumstances.

1.10

References

Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to such statute in force from time to time and any stature or regulation that supplements or supersedes such statute or regulation.

ARTICLE 2
THE MERGER

2.1

Merger

Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Act, at the Effective Time, Merger Sub shall be merged with and into Quincy. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Quincy, a Nevada Corporation, shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

2.2

Effect of the Merger

At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Act. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and Quincy shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Quincy shall become the debts, liabilities and duties of the Surviving Corporation.

2.3

Closing of Merger

The closing of the Merger (the "Closing") shall take place on the first Business Day after the satisfaction or waiver (subject to Applicable Laws) of the conditions in this Agreement, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the "Closing Date").  The Closing shall be held at the offices of Morton & Company located at Suite 1200, 750 West Pender Street, Vancouver, British Columbia, unless another place is agreed to in writing by the parties hereto.  As soon as practicable after the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State, in such form as required by, and executed in accordance with the relevant provisions of, the Act (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

2.4

Certificate of Incorporation; By-Laws

2.4.1

At the Effective Time and without any further action on the part of Quincy and Merger Sub, the Articles of Incorporation of Quincy, as may be amended or restated, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the Act.

2.4.2

At the Effective Time and without any further action on the part of Quincy and Merger Sub, the Bylaws of Quincy, as may be amended or restated,  as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of Incorporation of the Surviving Corporation and as provided by law.

2.5

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.  The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

2.6

Directors of EMC

At or prior to the Effective Time, EMC shall take all action necessary so that, immediately following the Effective Time, the person identified in the Quincy Disclosure Letter, such person to be agreeable to EMC acting reasonably, shall be appointed to the Board of Directors of EMC.

2.7

Conversion of Securities

At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Quincy or the holders of any of the following securities:

(a)

Conversion of Common Stock.  Each Quincy Share issued and outstanding immediately prior to the Effective Time (other than any Quincy Shares to be cancelled pursuant to Section 2.7(b) and dissenting shares referred to in Section 2.7(d)) shall be converted into the right to receive 0.20 EMC Shares (the “Merger Consideration”) provided that no fractional EMC Shares will be issued and any holder of Quincy Shares who would otherwise receive a fractional EMC Share on completion of the Merger will receive that number of EMC Shares as is rounded up to the nearest whole EMC Share.  All such Quincy Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration payable in respect of such shares of Company Common Stock.

(b)

EMC-Owned Shares.  All Quincy Shares owned by EMC or any of its Subsidiaries shall be cancelled and retired and shall cease to exist and no EMC Shares or other consideration shall be delivered in exchange therefor.

(c)

Merger Sub Shares.  Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)

Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each Quincy Share as to which the holder thereof shall have properly complied with the provisions of Chapter 92A of the Act as to dissenters' rights (each, a "Dissenting Share"), if any, such holder shall be entitled to payment, solely from the Surviving Corporation, of the appraisal value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Chapter 92A of the Act. Quincy shall give EMC prompt notice of any demands received by Quincy for appraisal of Quincy Shares, and EMC shall have the right to participate in all negotiations and proceedings with respect to such demands. Quincy shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of EMC, provided that Quincy is permitted to take all necessary steps to comply with Chapter 92A of the Act.

2.8

Exchange of Certificates

2.8.1

Reserve of EMC Shares.  At or prior to the Effective Time, EMC shall reserve, for the benefit of the Quincy Shareholders, sufficient EMC Shares to give effect to the Merger in accordance with this Agreement.

2.8.2

Transfer Agent. Promptly after the Effective Time, EMC shall instruct the Transfer Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Quincy Shares (the "Certificates") (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Transfer Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the EMC Shares payable in respect of the Quincy Shares represented by such Certificates.

2.8.3

Exchange Procedures. Upon surrender of a Certificate for cancellation to the Transfer Agent together with a Letter of Transmittal, properly completed and duly executed, and such other documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor the EMC Shares payable in respect of the Quincy Shares represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled.  Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the EMC Shares payable in respect of the Quincy Shares represented by such Certificate.

2.8.4

Further Rights in Quincy Shares. The EMC Shares issued upon conversion of Quincy Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Quincy Shares.

2.8.5

No Liability. None of EMC, the Surviving Corporation or Quincy shall be liable to any Quincy Shareholder for any such EMC Shares delivered to a public official pursuant to any abandoned property, escheat or similar law.

2.8.6

Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by EMC, the posting by such person of a bond, in such reasonable amount as EMC may direct, as indemnity against any claim that may be made against it with respect to such Certificate, EMC shall pay in exchange for such lost, stolen or destroyed Certificate the EMC Shares payable in respect of the shares of the Quincy Shares represented by such Certificate.

2.8.7

Withholding for US Shareholders.  For Quincy Shareholders who are not Foreign Shareholders, EMC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to such holder of Quincy Shares such amounts as EMC is required to deduct and withhold under the U.S. Tax Code, with respect to the making of such payment, unless such holder, or an intermediary or other representative acting on behalf of such holder has provided to EMC, prior to the Effective Time, a duly completed and executed statement in such form as reasonably determined by EMC and consistent with the requirements of the U.S. Tax Code certifying that such holder is not a ‘Foreign Shareholder’ for the purposes of the U.S. Tax Code.  To the extent that amounts are withheld by EMC pursuant to this clause and remitted to the IRS, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Quincy Shares in respect of whom such deduction and withholding was made by EMC.

2.8.8

Withholding for Non-US Shareholders Holding More Than 5%. For Quincy Shareholders who are Foreign Shareholders and who own more than 5% of the issued and outstanding Quincy Shares immediately prior to the Effective Time, EMC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to such holder of Quincy Shares such amounts as EMC is required to deduct and withhold under the U.S. Tax Code, with respect to the making of such payment, unless such holder has provided to EMC, prior to the Effective Time a certification or other documentation acceptable to EMC, acting reasonably, that the IRS has agreed to a reduction of the withholding amount. To the extent that amounts are withheld by EMC pursuant to this clause and remitted to the IRS, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Quincy Shares in respect of whom such deduction and withholding was made by EMC.

2.8.9

Withholding for Non-US Shareholders Holding 5% or Less. For Quincy Shareholders who are Foreign Shareholders and who own 5% or less of the issued and outstanding Quincy Shares immediately prior to the Effective Time, EMC shall not be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to such holder of Quincy Shares, unless, no later than the close of business on March 24, 2006, EMC provides to Quincy written advice from its tax advisors, who are qualified and experienced in providing such tax advice, addressed to EMC stating that (i) EMC is required under the U.S. Tax Code to withhold from the consideration otherwise payable pursuant to this Agreement to such holder; and (ii) the amount to be withheld (expressed as a percentage), in which case EMC may deduct and withhold the amount specified.  The written advice required by this section may be subject to reasonable qualifications and assumptions.  The obligations of EMC pursuant to this Section 2.8.9 are subject to Quincy providing such necessary and reasonable assistance to EMC and its tax advisors and in such time as is reasonably required to allow EMC and its tax advisors to determine all matters of fact regarding Quincy as are necessary to render such tax advice within the time period referred to in this Section.  To the extent that amounts are withheld by EMC pursuant to this clause and remitted to the IRS, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Quincy Shares in respect of whom such deduction and withholding was made by EMC.

2.9

Stock Transfer Books

At the Effective Time, the stock transfer books of Quincy shall be closed and thereafter, there shall be no further registration of transfers of Quincy Shares outstanding on the records of Quincy immediately prior to the Effective Time.  From and after the Effective Time, the holders of certificates representing Quincy Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Quincy Shares except as otherwise provided herein or by Applicable Laws.  On or after the Effective Time, any Certificates presented to the Transfer Agent or EMC for any reason shall be converted into the EMC Shares payable in respect of the Quincy Shares represented by such Certificates.

2.10

Options

At the Effective Time, each Quincy Option then outstanding under the Quincy Stock Option Plan, whether or not then exercisable, shall be converted into an EMC Option in accordance with this Section 2.10.  Each Quincy Option so converted shall continue to have, and be subject to, the same terms and conditions as set forth in the Quincy Stock Option Plan and any agreements thereunder immediately prior to the Effective Time, except that, as of the Effective Time, (i) each Quincy Option shall become immediately exercisable (in accordance with the Quincy Stock Option Plan), for that number of EMC Shares equal to the product of the number of shares that were issuable upon exercise of such Quincy Option immediately prior to the Effective Time multiplied by 0.20 (the "Option Exchange Ratio"), rounded down to the nearest whole number of EMC Shares, (ii) the per share exercise price for the EMC Shares issuable upon exercise of such Quincy Option so converted shall be equal to the quotient determined by dividing the exercise price per Quincy Share at which such Quincy Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent, and (iii) Quincy Options held by persons whose involvement with the Surviving Corporation or EMC is terminated on or prior to the Effective Time, such options shall expire after a period of ninety (90) days from the Effective Time.

2.11

Warrants

At the Effective Time, the outstanding Quincy Warrants will continue to be subject to, and exerciseable in accordance with the terms and conditions set forth in, the certificates representing the Quincy Warrants (the “Quincy Warrant Certificates”), except that pursuant to the adjustment provisions of such Quincy Warrant Certificates, as of the Effective Time, (i) each Quincy Warrant shall be exercisable (or shall become exercisable in accordance with its terms) for that number of EMC Shares equal to the product of the number of shares that were issuable upon exercise of such Quincy Warrant immediately prior to the Effective Time multiplied by 0.20 (the "Warrant Exchange Ratio"), rounded down to the nearest whole number of EMC Shares, (ii) the per share exercise price for the EMC Shares issuable upon exercise of such Quincy Warrant so converted shall be equal to the quotient determined by dividing the exercise price per Quincy Share at which such Quincy Warrant was exercisable immediately prior to the Effective Time by the Warrant Exchange Ratio, rounded up to the nearest whole cent.

2.12

Issuance of Shares of the Surviving Corporation to EMC

As consideration for the issuance of the EMC Shares in exchange for the surrender and cancellation of the Quincy Shares, the  Surviving Corporation will concurrently with the Closing issue to EMC that number of shares of the Surviving Corporation equal in number to the number of Quincy Shares entitled to be exchanged for EMC Shares as at the Effective Time. The fair market value of the shares issued by the Surviving Corporation pursuant to this Section will be equal to the fair market value of such Quincy Shares immediately before the Effective Time.

2.13

Taking of Necessary Action; Further Action

If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Quincy and Merger Sub, the officers and directors of Quincy and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of EMC and Quincy

Other than as disclosed in the respective Disclosure Letter of one Party to the other, each Party hereby represents and warrants to the other Party the following and acknowledges that the other Party is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

it and each of its Subsidiaries is duly incorporated and organized and in good standing under the laws of their respective jurisdictions of incorporation;

(b)

the ownership of the shares of each of its Subsidiaries is accurately disclosed in the Disclosure Letter of such Party, and all such shares are validly issued, fully paid and non-assessable and legally and beneficially owned by such Party, free and clear of all Encumbrances of any kind whatsoever except for restrictions on transfer contained in the constating documents of such entities.  The Party or any of its Subsidiaries do not own and have no contracts of any kind to acquire, directly or indirectly, any shares, units, trust units, interests in a partnership (general or limited) or other interests in any Person.  There are no options, warrants, conversion privileges, pre-emptive rights or other rights agreements or arrangements obligating the Party or any of its Subsidiaries to issue, sell or acquire any securities of any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for securities or other ownership interests of any of the Subsidiaries or any other Person.  There are no outstanding stock appreciation rights, equity or similar rights, agreements, arrangements or commitments based on the book value, income or any other attribute of the Party or any of its Subsidiaries;

(c)

it has filed with the applicable Securities Authorities and all other applicable Governmental Entities all forms, reports, schedules, statements and other documents required to be filed, where the failure to do so could reasonably be expected to have a Material Adverse Effect on the Party;

(d)

its Public Disclosure Documents at the time filed, except to the extent that any statements contained therein have been modified or superseded by a later Public Disclosure Document, (i) did not contain any misrepresentation, (ii) contain no untrue statement of a material fact nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement from being misleading in light of the circumstances in which it was made, and (iii) complied in all respects with the requirements of Applicable Laws, where the failure to so comply could reasonably be expected to have a Material Adverse Effect on the Party;

(e)

it has not filed any confidential material change report or other document with any applicable Securities Authority which remains confidential as at the date of this Agreement;

(f)

the Party has the full corporate power, capacity and authority to enter into this Agreement and to execute, deliver and perform its obligations under this Agreement (subject to the approval of the Quincy Shareholders and the EMC Shareholders, and to the issuance of the Permit by the DOC, as provided in this Agreement with respect to the Merger) and this Agreement has been duly authorized, executed and delivered by the Party and constitutes a legal, valid and binding obligation of the Party enforceable against the Party in accordance with its terms, subject to bankruptcy, insolvency and other Applicable Laws affecting the rights of creditors generally, and subject to the qualifications that (i) equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction, and (ii) rights to indemnity and contribution may be limited by Applicable Laws;

(g)

the execution and delivery of this Agreement, the consummation by the Party of the transactions contemplated in this Agreement and compliance by the Party with the terms of this Agreement do not and will not result in any violation of the articles or by-laws or similar constating documents of the Party or of any of its Subsidiaries or violate any resolution of the directors or shareholders of the Party or give rise to a right to terminate or accelerate the due date of any payment or indebtedness due under or trigger a payment under, or conflict with, violate or result in the breach of any term or provision of or constitute a default (or any event which with notice, or lapse of time, or both, would constitute a default) under, or require consent, approval, permit, authorization, order or waiver from any third Person under, or result in the execution or imposition of any right, lien, charge or Encumbrance upon any properties, businesses or assets of the Party or any of its Subsidiaries under:

(i)

any indenture, mortgage, loan agreement, trust deed, note, contract or other agreement or instrument to which the Party or any Subsidiary is a party or by which the Party or any Subsidiary or any of their respective properties, businesses or assets is bound or affected;

(ii)

any franchise, license or permit held by the Party or any of its Subsidiaries or of which the Party or any of its Subsidiaries has an interest;

(iii)

any judgment, order or decree of any Governmental Entity having jurisdiction over the Party or any Subsidiary or any of their properties, businesses or assets; or

(iv)

any Applicable Laws applicable to the Party or any Subsidiary, other than any such conflicts, violations, defaults, rights, liens, charges or Encumbrances that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect on the Party;

(h)

other than the final acceptance of the TSX to the Merger and related transactions, Quincy satisfactorily responding to comments of the SEC, if any, with respect to the Quincy Proxy Statement, EMC receiving the Permit and a ruling by DOC at the Fairness Hearing that the Merger is fair, the entering into and the performance of the transactions contemplated herein by the Party:

(i)

does not require the approval of a Securities Authority;

(ii)

will not contravene any statute or regulation of any Governmental Entity which is applicable to the Party, where such contravention could reasonably be expected to have a Material Adverse Effect on the Party; and

(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Party or any license, permit, mortgage, note, indenture, contract or agreement, instrument, lease or other document to which the Party or its Subsidiaries is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default could reasonably be expected to have a Material Adverse Effect on the Party;

(i)

the consolidated financial statements of the Party (including the notes thereto and any auditors’ report thereon) included in its Public Disclosure Documents pursuant to the requirements of Applicable Laws present fairly in all material respects its consolidated financial position, its consolidated results of operations and cash flows and surplus or deficit and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply; such financial statements have been prepared in conformity with GAAP consistently applied throughout the periods involved, have been audited in accordance with GAAP, as applicable (except, in the case of unaudited statements, as permitted by Securities Authorities), contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses, and all adjustments necessary for a fair presentation of the results for such periods have been made (subject, in the case of unaudited statements, to normal year-end audit adjustments); and

(j)

there are no claims, actions, suits, judgments, investigations or proceedings of any kind outstanding, pending or to the best knowledge of the Party, threatened against or affecting the Party or its Subsidiaries or any of their respective properties and assets or their respective directors, officers or promoters at law or in equity or before any Governmental Entity of any kind, which would have or result in a Material Adverse Effect on either Party.

3.2

Representations and Warranties of Quincy

As an inducement to EMC to enter into this Agreement, Quincy hereby represents and warrants to EMC the following, in each case except as modified in the Quincy Disclosure Letter, and acknowledges that EMC is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

Quincy is a reporting issuer in British Columbia, Alberta and Ontario, and is also required to file reports with the SEC pursuant to Section 13 of the 1934 Act, and is not in default in any material respects of any requirements of applicable securities laws of Canada or the United States;

(b)

the Quincy Shares are listed for trading on the TSX and are quoted on the Over-the-Counter Bulletin Board service, and Quincy is not in default of any of the listing or other material requirements of such exchange and quotation service respectively.  Equity Transfer Services Inc., at its principal office in the City of Toronto, Ontario, is the duly appointed registrar and transfer agent of Quincy with respect to the Quincy Shares;

(c)

no order (or the equivalent) ceasing or suspending the trading of its securities or prohibiting the sale of securities by Quincy or any of its Subsidiaries has been issued and is in force and, to the knowledge of Quincy, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(d)

as at March 1, 2006, Quincy’s authorized and issued capital consists of 200,000,000 Quincy Shares of which the number of Quincy Shares that are issued and outstanding are set out in the Disclosure Letter of Quincy;

(e)

to the knowledge of Quincy, except as disclosed in the Disclosure Letter of Quincy, no shareholder beneficially owns more than 5% of the outstanding Quincy Shares (on either an undiluted or fully-diluted basis);

(f)

Quincy has no, nor will there be immediately prior to the Effective Time any, options, warrants, conversion privileges, calls or other rights (including preemptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it or any of its Subsidiaries other than Quincy Options and Quincy Warrants to purchase that number of Quincy Shares as set out in the Disclosure Letter of Quincy.  All Quincy Options and Quincy Warrants have been duly, validly and legally created and issued by Quincy in accordance with Applicable Laws, in the case of the Quincy Options, and the terms of the Quincy Stock Option Plan except as has been disclosed in the Quincy Disclosure Letter;

(g)

other than pursuant to this Agreement and the Letter Agreement and except as disclosed in Quincy’s Public Disclosure Documents, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Quincy or any of its Subsidiaries of any material assets of Quincy or any of its Subsidiaries and neither Quincy nor any of its Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any securities or any assets which could reasonably be expected to be material to Quincy and its Subsidiaries taken as a whole;

(h)

the financial books, records and accounts of Quincy and its Subsidiaries (i) have been maintained in all material respects in accordance with good business practices, (ii) accurately and fairly reflect the material transactions and dispositions of the assets of Quincy and its Subsidiaries and (iii) in all material respects accurately and fairly reflect the basis for the financial statements of Quincy. Quincy has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with

 GAAP, or any other criteria applicable to such statements and (b) to maintain accountability for assets.  Quincy’s and its Subsidiaries’ corporate records and minute books have been maintained in compliance with applicable Laws and are complete and accurate in all material respects;

(i)

neither Quincy nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of an amount of money in the aggregate in excess of $10,000 as a condition to or a necessity for the right or ability of Quincy or any of its Subsidiaries to conduct its business;

(j)

Quincy has not entered into any agreement that would entitle any person to any valid claim against Quincy for a broker’s commission, finder’s fee, expense reimbursement or any like payment in respect of the Merger or any other matter contemplated by this Agreement;

(k)

except as disclosed in the Quincy Disclosure Letter, neither Quincy nor any of its Subsidiaries has any material liability or obligation, whether direct, indirect, accrued, absolute, contingent or otherwise not disclosed or reflected in its publicly-disclosed consolidated financial statements available to the public and filed via SEDAR and EDGAR electronic filing systems of the Canadian securities regulators and the SEC, respectively, for the financial period ended October 31, 2006;

(l)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of Quincy, threatened against Quincy or any of its Subsidiaries before any Governmental Entity;

(m)

Quincy and each of its Subsidiaries is registered, licensed or otherwise qualified as to carry on business in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, except where the failure to be so registered, licensed or otherwise qualified does not, nor is reasonably expected to, have a Material Adverse Effect, and they have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business, except where the failure to be so qualified does not, nor is reasonably expected to, have a Material Adverse Effect;

(n)

Quincy and each of its Subsidiaries has conducted and is conducting its business in compliance, in all material respects, with all Applicable Laws of each jurisdiction in which its business is carried on, except where the failure to so comply does not, nor is reasonably expected to, have a Material Adverse Effect and possess all material certificates, authority, permits or licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it and all such certificates, authorities, permits and licenses are valid and subsisting and in good standing and, to Quincy’s knowledge, neither Quincy nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on Quincy;

(o)

Quincy and its Subsidiaries (and their respective businesses and operations):

(i)

are in substantial compliance with all applicable Environmental Laws and Environmental Permits in all jurisdictions having environmental regulatory jurisdiction over Quincy or any of its Subsidiaries or assets and in all jurisdictions in which Quincy or its Subsidiaries own assets or conduct operations, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect;

(ii)

have obtained all Environmental Permits that are required to carry on their respective businesses and operations as currently carried out under all applicable Environmental Laws, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect; and

(iii)

to the best knowledge of Quincy, have had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems for which any of them may be liable that have not been remedied;

(p)

except as disclosed in Quincy’s Disclosure Letter, Quincy and each of its Subsidiaries have good and marketable title to their assets and properties free and clear of all Encumbrances of any kind whatsoever;

(q)

the Public Disclosure Documents (including without limitation technical reports) of Quincy in relation to the mineral and mining development projects of Quincy and/or its Subsidiaries at the time filed, except to the extent that any statements contained therein have been modified or superseded by later Public Disclosure Documents, were accurate in all material respects and all known facts that may impact on the capital costs, operating costs or operational parameters of each such project were fully and accurately disclosed in Quincy’s most recent public technical report related to such projects, and nothing has come to the attention of Quincy indicate that any of the foregoing statements are or may be inaccurate;

(r)

although Quincy does not warrant title, Quincy or its Subsidiaries have taken reasonable steps, consistent with sound business practices, to acquire title to all natural or mineral resource or exploration properties and assets held by Quincy or its Subsidiaries, or interest in those same properties, under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements free and clear of Encumbrances except as provided in the Quincy Public Disclosure Documents or the Quincy Disclosure Letter;

(s)

Quincy has made available to EMC all material information, including financial, operational and other information, in respect of the natural or mineral resource or exploration properties and assets referred to in paragraph (r) (except such information that does not have, and could not reasonably be expected to have a Material Adverse Effect in respect of Quincy) and all such information as made available to EMC is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading;

(t)

all material contracts and agreements of Quincy and its Subsidiaries have been disclosed in Quincy’s Public Disclosure Documents, and true and correct copies of each (or in the case of oral contracts, if any, summaries of the material terms thereof) contract that has been requested by EMC has been provided to EMC by Quincy.  Quincy and its Subsidiaries are in compliance in all material respects with all terms and provisions of all material contracts, agreements, indentures, leases, policies, instruments and licences in connection with the conduct of their respective businesses and, to the knowledge of Quincy, all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and to the knowledge of Quincy no breach or default by any other party or event which, with notice or lapse of time or both, could constitute a material breach or material default by any other party, exists with respect thereto;

(u)

Quincy and each of its Subsidiaries maintains insurance as described in the Quincy Disclosure Letter, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default in any material respect;

(v)

except as disclosed in its consolidated financial statements of Quincy for the period ended October 31, 2005:

(i)

neither Quincy nor any of its Subsidiaries is indebted to any of its directors or officers or any of their associates (collectively the “Principals”), other than expenses or advances for travel and business expenses in the normal course, or to any Quincy Shareholder;

(ii)

none of the Principals or Quincy Shareholders is indebted or under obligation to Quincy or to any of its Subsidiaries on any account whatsoever;

(iii)

neither Quincy nor any of its Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person other than of a Subsidiary;

(w)

since the date of Quincy’s consolidated financial statements for the period ended October 31, 2005, and except as disclosed in Quincy’s Disclosure Letter or in Quincy’s Public Disclosure Documents, Quincy or, as the case may be, any of its Subsidiaries has not: (i) declared or paid any dividends or made any distribution of its properties or assets to Quincy Shareholders; (ii) disposed of any of its material assets or properties; (iii) incurred any material indebtedness; or (iv) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect in respect of Quincy;

(x)

neither Quincy nor any of its Subsidiaries:

(i)

is a party to any written or oral policy, agreement, obligation or understanding providing for severance, unemployment compensation, golden parachute, termination payments, bonus or otherwise or an increase in any benefits payable under any Benefit Plans or the acceleration of time or payment or vesting of any such payments to any director or officer or employee of Quincy or any of its Subsidiaries, whether directly or indirectly, including, without limitation, upon the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance by Quincy with the terms of this Agreement other than those set out in the Quincy Disclosure Letter and for which the aggregate severance payments do not exceed $10,000;

(ii)

has any employee or consultant whose employment or contract with Quincy or any of its Subsidiaries, respectively, cannot be terminated without payment upon a maximum of 12 months’ notice other than as set out in the Quincy Disclosure Letter; and

(iii)

is a party to any collective bargaining agreement or letter of understanding, letter of intent or other written communication with any bargaining agent, trade union or association which may qualify as a trade union, which would apply to any employees of Quincy or any of the Subsidiaries, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, or subject to any current, pending or threatened strike or lockout;

(y)

Quincy is able to pay its liabilities as they become due, the realizable value of the assets of Quincy are not less than the aggregate of the liabilities thereof and the stated capital of all classes of shares thereof, and no creditor of Quincy will be prejudiced by the Merger;

(z)

Quincy and its Subsidiaries have filed or caused to be filed, in a timely manner all Tax Returns required to be filed by them (all of which Tax Returns were correct and complete in all material respects) and have paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable, collectible and remittable, except, in either case where such failure to file or to pay, collect, withhold or remit could not reasonably be expected to have a Material Adverse Effect on Quincy.  Quincy and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Taxes within the meaning of section 6662 of the U.S. Tax Code. Quincy has provided adequate accruals in accordance with GAAP in consolidated financial statements for the periods ended April 30, 2005 and October 31, 2005 for any Taxes for the period covered by such financial statements which have not been paid, whether or not shown as being due on any Tax Returns.  Since such publication date, no material liability for Taxes not reflected in such consolidated financial statements or otherwise provided for has been assessed, to the knowledge of Quincy proposed to be assessed, or incurred or accrued other than in the ordinary and usual course of business.  To the knowledge of Quincy, there are no material proposed (but unassessed) additional Taxes and none have been asserted by the Canada Revenue Agency the U.S. Internal Revenue Service or any Governmental Entity having taxing authority, including, without limitation, any sales tax authority, in connection with any of the

Tax Returns referred to above, and no waiver of any statute of limitations has been given or requested with respect to Quincy or any of its Subsidiaries.  To the knowledge of Quincy, there are no audits or proceedings in progress, pending or threatened against Quincy or any of its Subsidiaries in respect of any Taxes, or any claim that Quincy or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which Quincy or any of its Subsidiaries does not file Tax Returns.  No lien for Taxes has been filed or exists other than for Taxes not yet due and payable;

(aa)

the auditors of Quincy are registered with the Public Company Accounting Oversight Board and there is not now, and there has never been, any reportable disagreement with the present or any former auditors of Quincy;

(bb)

neither Quincy nor its Subsidiaries own or license any patents, patent rights, trademarks, trade names, service marks, copyrights, know how or other proprietary intellectual property rights that are material to the conduct of the business of Quincy or any of its Subsidiaries;

(cc)

the Quincy Disclosure Letter sets forth a complete list of the employees of Quincy and each of its Subsidiaries, together with their titles;

(dd)

Quincy and its Subsidiaries have been and are being operated in material compliance with all Applicable Laws relating to employees including, but not limited to risk prevention measures, social security and other contributions, occupational health and safety, employment equity, pay equity, workers’ compensation, equal employment opportunity, human rights and labour relations and there are no current, pending or, to Quincy’s knowledge, threatened claims, litigation or proceedings before any board, tribunal or other Governmental Entity with respect to any of the foregoing;

(ee)

the conversion of (i) the Quincy Options to EMC Options is not inconsistent with the terms and provisions of  the Quincy Stock Option Plan or the certificates representing the Quincy Options, and (ii) the Quincy Warrants to EMC Warrants is not inconsistent with the terms and provisions of the certificates representing the EMC Warrants;

(ff)

Quincy and its Subsidiaries have complied, in all material respects, with all of the terms of their respective Benefit Plans, including the provisions of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each Benefit Plan, whether written or oral, which are maintained by or binding upon Quincy or its Subsidiaries and all Benefit Plans of Quincy maintained by or binding upon Quincy or any of its Subsidiaries are fully funded and in good standing with such Governmental Entities as may be applicable and no notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by Quincy or any of its Subsidiaries from any such Governmental Entities. No action has been taken, no event has occurred and no condition or circumstance exists that has resulted in, or could reasonably be expected to result in, any Benefit Plan maintained by or binding upon Quincy or any of its Subsidiaries, being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority;

(gg)

other than the Quincy Stock Option Plan, Quincy has no agreements, contracts, or other arrangements that constitute a Benefit Plan.

(hh)

the Board of Directors of Quincy (after receiving advice from its legal and other appropriate advisors) has:

(i)

approved this Agreement, the Merger and the transactions contemplated hereby;

(ii)

at the time of the filing of the Quincy Proxy Statement, determined the Merger and the performance by Quincy of its obligations under this Agreement and in connection with the Merger are in the best interests of Quincy and the Quincy Shareholders and that the Merger is fair to Quincy Shareholders;

(iii)

authorized the execution and delivery of this Agreement;

(iv)

determined that it will make the Recommendation to Quincy Shareholders that they vote in favour of and approve the Merger and to solicit the proxies of Quincy Shareholders to vote in favour of the Merger; and

(ii)

each member of the Board of Directors of Quincy has advised EMC that he or she intends to comply with the terms of any Support Agreement that the member has executed or will execute, and Quincy will, accordingly, so represent this fact in the Quincy Proxy Statement.

3.3

Representations and Warranties of EMC

As an inducement to Quincy to enter into this Agreement, EMC hereby represents and warrants to Quincy the following, in each case except as set forth in the EMC Disclosure Letter, and acknowledges that Quincy is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Merger:

(a)

EMC is a reporting issuer or the equivalent thereof in each of the provinces of Canada, and is not in default in any material respects of any requirements of the applicable securities laws of Canada;

(b)

the EMC Shares are listed for trading on the TSX and EMC is not in default in any material respect of any of the listing requirements of such exchange.  Pacific Corporate Trust Company, at its principal office in the City of Vancouver, British Columbia, is the duly appointed registrar and transfer agent of EMC with respect to the EMC Shares;

(c)

no order (or the equivalent) ceasing or suspending the trading of its securities or prohibiting the sale of securities by EMC or any of its Subsidiaries has been issued and is in force and, to the knowledge of EMC, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(d)

as at March 1, 2006, its authorized and issued capital consists of an unlimited number of EMC Shares and the number of EMC Shares that are issued and outstanding is set out in the Disclosure Letter of EMC;

(e)

other than in connection with the Standard Transaction, EMC has no, nor will there be immediately prior to the Effective Time any, options, warrants, conversion privileges, calls or other rights (including pre-emptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or any other Person or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it other than EMC Options and EMC Warrants to that number of EMC Shares as set out in the Disclosure Letter of EMC .  All EMC Options and EMC Warrants have been duly, validly and legally created and issued by EMC in accordance with Applicable Laws and, in the case of the EMC Options, the EMC Stock Option Plan, except as disclosed in the EMC Disclosure Letter;

(f)

other than pursuant to this Agreement and the Letter Agreement, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from EMC or any of its Subsidiaries of any material assets of EMC or any of its Subsidiaries and neither EMC nor any of its Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any assets which could reasonably be expected to be material to EMC and its Subsidiaries taken as a whole;

(g)

the EMC Shares to be issued in connection with the Merger will be, at the Effective Time, duly authorized, validly allotted and issued as fully paid, non-assessable shares in the share capital of EMC and in compliance with Applicable Laws.  The EMC Warrants and EMC Options issued in connection with the

 Merger will be, at the Effective Time, duly authorized and validly issued in compliance with Applicable Laws, and the EMC Shares issuable on the exercise of such EMC Warrants and EMC Options will be duly authorized and, upon due exercise of the EMC Warrants and EMC Options, will be issued as fully paid, non-assessable shares in the share capital of EMC;

(h)

the financial books, records and accounts of EMC and its Subsidiaries (i) have been maintained in all material respects in accordance with good business practices, (ii) accurately and fairly reflect the material transactions and dispositions of the assets of EMC and its Subsidiaries and (iii) in all material respects accurately and fairly reflect the basis for the financial statements of EMC. EMC has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; and (ii) transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, or any other criteria applicable to such statements and (b) to maintain accountability for assets. The corporate records and minute books of EMC and the EMC Subsidiaries have been maintained in compliance with applicable Laws and are complete and accurate in all material respects;

(i)

neither EMC nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of an amount of money in the aggregate in excess of $10,000 as a condition to or a necessity for the right or ability of EMC or any of its Subsidiaries to conduct its business;

(j)

EMC has not entered into any agreement that would entitle any person to any valid claim against EMC for a broker’s commission, finder’s fee, expense reimbursement or any like payment in respect of the Merger or any other matter contemplated by this Agreement;

(k)

except as disclosed in the EMC Disclosure Letter neither EMC nor any of its Subsidiaries has any material liability or obligation, whether direct, indirect, accrued, absolute, contingent or otherwise not disclosed or reflected in its publicly-disclosed consolidated financial statements filed via SEDAR for the financial period ended December 31, 2005;

(l)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of EMC, threatened against EMC or any of its Subsidiaries before any Governmental Entity;

(m)

EMC and each of its Subsidiaries is registered, licensed or otherwise qualified as an extra-provincial corporation or a foreign corporation in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified except where the failure to be so registered, licensed or otherwise qualified does not, nor is reasonably expected to, have a Material Adverse Effect on EMC and they have the corporate power and capacity to own the assets owned by them and to carry on the business carried on by them and they are duly qualified to carry on business in all jurisdictions in which they carry on business, except where the failure to be so qualified does not, nor is reasonably expected to, have a Material Adverse Effect;

(n)

EMC and each of its Subsidiaries has conducted and is conducting its business in compliance, in all material respects, with all Applicable Laws of each jurisdiction in which its business is carried on, except where the failure to so comply does not, nor is reasonably expected to, have a Material Adverse Effect and possess all material certificates, authority, permits or licenses issued by the appropriate Governmental Entities necessary to conduct the business now operated by it and all such certificates, authorities, permits and licenses are valid and subsisting and in good standing and, to EMC’s knowledge, neither EMC nor its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect on EMC;

(o)

except as disclosed in EMC’s Disclosure Letter, EMC and each of its Subsidiaries have good and marketable title to their assets and properties free and clear of all Encumbrances of any kind whatsoever;

(p)

although EMC does not warrant title, all interests in natural or mineral resource or exploration properties and assets for the production or processing of such natural or mineral resources of EMC and its Subsidiaries are set out in EMC’s Public Disclosure Documents and, except as provided in such Public Disclosure Documents, the EMC Disclosure Letter or in connection with the Standard Transaction, (i) EMC has no reason to believe that it or an EMC Subsidiary does not have title to or the irrevocable right to produce and sell its production in respect of such properties and represents and warrants that the properties are free and clear of Encumbrances created by, through or under EMC or its Subsidiaries, except those arising in the ordinary course of business, which are not material in the aggregate, and, (ii) to the best of its knowledge, EMC or an EMC Subsidiary holds the property and assets under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements for which EMC is not aware of any defect or impairment that could reasonably be expected to result in a Material Adverse Event;

(q)

EMC has made available to Quincy all material information, including financial, operational and other information, in respect of the natural or mineral resource or exploration properties and assets referred to in paragraph (p) (except such information that does not have, and could not reasonably be expected to have a Material Adverse Effect in respect of EMC) and all such information as made available to Quincy is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading;

(r)

there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of EMC threatened against EMC or any of its Subsidiaries before any Governmental Entity;

(s)

EMC and the EMC Subsidiaries (and their respective businesses and operations):

(i)

are in substantial compliance with all applicable Environmental Laws and Environmental Permits in all jurisdictions having environmental regulatory jurisdiction over EMC or any of its Subsidiaries or assets and in all jurisdictions in which EMC or its Subsidiaries own assets or conduct operations, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect;

(ii)

have obtained all Environmental Permits that are required to carry on their respective businesses and operations as currently carried out under all applicable Environmental Laws, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect; and

(iii)

to the best knowledge of EMC, have had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems for which any of them may be liable that have not been remedied;

(t)

the Public Disclosure Documents (including without limitation technical reports) of EMC in relation to the mineral and mining development projects of EMC and/or its Subsidiaries at the time filed, except to the extent that any statements contained therein have been modified or superseded by later Public Disclosure Documents, were accurate in all material respects and all known facts that may impact on the capital costs, operating costs or operational parameters of each such project were fully and accurately disclosed in EMC’s most recent public technical report related to such projects, and nothing has come to the attention of EMC to indicate that any of the foregoing statements are or may be inaccurate;

(u)

EMC and its Subsidiaries have title to their respective material assets used in their mining operations as disclosed in EMC’s Public Disclosure Documents;

(v)

all material contracts and agreements of EMC and its Subsidiaries have been disclosed in EMC’s Public Disclosure Documents, and true and correct copies of each (or in the case of oral contracts, summaries of the material terms thereof) contract that has been requested by Quincy has been provided to Quincy by EMC.  EMC and its Subsidiaries are in compliance in all material respects with all terms and provisions of all material contracts, agreements, indentures, leases, policies, instruments and licences in connection with the conduct of their respective businesses and, to the knowledge of EMC, all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and to the knowledge of EMC no breach or default by any other party or event which, with notice or lapse of time or both, could constitute a material breach or material default by any other party, exists with respect thereto;

(w)

EMC and each of its Subsidiaries maintains insurance as described in the EMC Disclosure Letter, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default in any material respect;

(x)

except as disclosed in the consolidated financial statements of EMC for the period ended December 31, 2005:

(i)

neither EMC nor any of its Subsidiaries is indebted to any of its directors or officers or any of their associates (collectively the “EMC Principals”), other than expenses or advances for travel and business expenses in the normal course, or to any holder of any EMC Shareholder;

(ii)

none of the EMC Principals or holders of EMC Shares is indebted or under obligation to EMC or to any of its Subsidiaries on any account whatsoever;

(iii)

neither EMC nor any of its Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any Person other than of a Subsidiary of EMC; and

(iv)

EMC’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to EMC’s auditors and the audit committee of EMC’s Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect EMC’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in EMC’s internal controls over financial reporting, and EMC’s has provided to Quincy copies of any written materials relating to the foregoing.  EMC has established and maintains disclosure controls and procedures; such disclosure controls and procedures are designed to ensure that material information relating to EMC is made known to EMC’s principal executive officer and its principal financial officer by others within those entities.

(y)

since the date of EMC’s consolidated financial statements for the period ended December 31, 2005, and except as disclosed in EMC’s Disclosure Letter or in EMC’s Public Disclosure Documents, EMC or, as the case may be, any of its Subsidiaries has not: (i) declared or paid any dividends or made any distribution of its properties or assets to holders of EMC Shares; (ii) disposed of any of its material assets or properties; (iii) incurred any material indebtedness; or (iv) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect in respect of EMC;

(z)

neither EMC nor any of its Subsidiaries:

(i)

is a party to any written or oral policy, agreement, obligation or understanding providing for severance, unemployment compensation, golden parachute, termination payments, bonus or otherwise or an increase in any benefits payable under any Benefit Plans or the acceleration of time or payment or vesting of any such payments to any director or officer or employee of EMC or any of its Subsidiaries, whether directly or indirectly, including, without limitation, upon the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance by EMC with the terms of this Agreement, other than those set out in the EMC Disclosure Letter and for which the aggregate severance payments do not exceed $10,000, and other than in connection with the Standard Transaction;

(ii)

except as disclosed in the EMC Disclosure Letter, has any employee or consultant whose employment or contract with Quincy or any of its Subsidiaries, respectively, cannot be terminated without payment upon a maximum of 12 months’ notice; and

(iii)

is a party to any collective bargaining agreement or letter of understanding, letter of intent or other written communication with any bargaining agent, trade union or association which may qualify as a trade union, which would apply to any employees of EMC or any of the Subsidiaries, subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement, or subject to any current, pending or threatened strike or lockout;

(aa)

EMC is able to pay its liabilities as they become due, the realizable value of the assets of EMC are not less than the aggregate of the liabilities thereof and the stated capital of all classes of shares thereof, and no creditor of EMC will be prejudiced by the Merger;

(bb)

EMC and its Subsidiaries have filed or caused to be filed, in a timely manner all Tax Returns required to be filed by them (all of which Tax Returns were correct and complete in all material respects) and have paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable, collectible and remittable, except, in either case where such failure to file or to pay, collect, withhold or remit could not reasonably be expected to have a Material Adverse Effect on EMC. EMC has provided adequate accruals in accordance with Canadian GAAP in consolidated financial statements for the periods ended June 30, 2005 and December 31, 2005 for any Taxes for the period covered by such financial statements which have not been paid, whether or not shown as being due on any Tax Returns.  Since such publication date, no material liability for Taxes not reflected in such consolidated financial statements or otherwise provided for has been assessed, to the knowledge of EMC proposed to be assessed, or incurred or accrued other than in the ordinary and usual course of business.  To the knowledge of EMC, there are no material proposed (but unassessed) additional Taxes and none have been asserted by the Canada Revenue Agency or any Governmental Entity having taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and no waiver of any statute of limitations has been given or requested with respect to EMC or any of its Subsidiaries.  To the knowledge of EMC, there are no audits or proceedings in progress, pending or threatened against EMC or any of its Subsidiaries in respect of any Taxes or any claim that EMC or any of its Subsidiaries is or may be subject to taxation in a jurisdiction in which EMC or any of its Subsidiaries does not file Tax Returns.  No lien for Taxes has been filed or exists other than for Taxes not yet due and payable;

(cc)

the auditors of EMC are registered with the Canadian Public Accountability Board and there is not now, and there has never been, any reportable disagreement with the present or any former auditors of EMC;

(dd)

EMC and its Subsidiaries have been and are being operated in material compliance with all Applicable Laws relating to employees including, but not limited to, employment and labour standards, labour risk prevention measures, social security and other contributions, occupational health and safety, employment equity, pay equity, workers’ compensation, equal employment opportunity, human rights and labour relations and there are no current, pending or, to EMC’s knowledge, threatened claims, litigation or proceedings before any board, tribunal or other Governmental Entity with respect to any of the foregoing;

(ee)

EMC and its Subsidiaries have complied, in all material respects, with all of the terms of their respective Benefit Plans, including the provisions of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each Benefit Plan, whether written or oral, which are maintained by or binding upon EMC or its Subsidiaries and all Benefit Plans of EMC maintained by or binding upon EMC or any of its Subsidiaries are fully funded and in good standing with such Governmental Entities as may be applicable and no notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by EMC or any of its Subsidiaries from any such Governmental Entities. No action has been taken, no event has occurred and no condition or circumstance exists that has resulted in, or could reasonably be expected to result in, any Benefit Plan maintained by or binding upon EMC or any of its Subsidiaries, being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority;

(ff)

EMC, its Subsidiaries, and to the knowledge of EMC, their respective directors, officers and promoters are not in breach of any Applicable Laws where non-compliance could reasonably be expected to have a Material Adverse Effect on EMC; and

(gg)

the Board of Directors of EMC (after receiving advice from its legal and other appropriate advisors) has:

(i)

approved this Agreement, the Merger and the transactions contemplated hereby;

(ii)

at the time of the filing of the EMC Information Circular, determined the Merger and the performance by EMC of its obligations under this Agreement and in connection with the Merger are in the best interests of EMC and the EMC Shareholders;

(iii)

authorized the execution and delivery of this Agreement; and

(iv)

determined that it will make the Recommendation to EMC Shareholders that they vote in favour of and approve the Merger and to solicit the proxies of EMC Shareholders to vote in favour of the Merger.

3.4

Non-Waiver

Any investigation made by or on behalf of a Party and its advisors will not have the effect of waiving, diminishing the scope of, mitigating or otherwise affecting any representation, warranty or covenant made by the other Party herein or pursuant hereto.

3.5

Survival of Representations and Warranties

The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Section 7.2 and Section 9.2 shall survive termination of this Agreement.

3.6

Delivery of Disclosure Letter

3.6.1

Each of the Parties covenants and agrees that it will deliver to the other Party the Disclosure Letter of that Party upon execution of this Agreement.

3.6.2

Each of the Parties covenants and agrees that it will deliver to the other Party the Disclosure Letter of that Party on the Closing Date, which Disclosure Letter will be updated as of the Closing Date.

ARTICLE 4
COVENANTS

4.1

Disclosure

Each Party agrees to consult with each other before issuing, and will provide the other Party with a reasonable prior opportunity to review and comment on, any press release or public statement with respect to this Agreement or the

 Merger and in making any filings with any Governmental Entity, including any filing with any securities administrator or stock exchange with respect thereto. Each Party will use reasonable commercial efforts to provide the other Party with a reasonable opportunity to review and comment on all such press releases and filings prior to the release or submission thereof provided that if a Party is required by Applicable Laws to make a public announcement with respect to this Agreement and/or the Merger, such Party will provide as much prior notice (including the proposed text of the announcement) to the other Party as is reasonably possible.   Each Party will consult with the other Party prior to issuing any press release or making any announcement regarding its mineral reserves or resources and, subject to Applicable Laws, each Party agrees that it will not issue any press release or make any announcement regarding its mineral reserves or resources without the prior written consent of the other Party, such consent not to be unreasonably withheld.

4.2

Business Covenants of the Parties

Each Party covenants and agrees with the other Party that, except as contemplated in this Agreement, the Disclosure Letter of the Party or the Plan of Merger, and in the case of EMC except in connection with the Standard Transaction, until the Effective Date or the day upon which this Agreement is terminated pursuant to Article 7, whichever is earlier:

(a)

it will, and will cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action other than in, the usual, ordinary and regular course of business and consistent with past practice and in accordance with Applicable Laws and for greater certainty will not and will not allow any Subsidiary to, without the prior written consent of the other Party (such consent not to be unreasonably withheld):

(i)

make any commitments in excess of, or enter into any contracts or group of related contracts with a value or aggregate value (as the case may be) in excess of $50,000;

(ii)

make any changes to the senior management or senior personnel of the Party or its Subsidiaries; and

(iii)

undertake or make any decision or action which could be material to the business of the Party and/or any Subsidiary or which could reasonably be expected to have a Material Adverse Effect on the Party;

(b)

it will not and will not permit any Subsidiary to, directly or indirectly do or permit to occur any of the following:

(i)

issue, sell, pledge, lease, dispose of, redeem, purchase or encumber or agree to or enter into a commitment to issue, sell, pledge, lease, dispose of, redeem, purchase or encumber:  (A) any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares, debt securities, derivative securities or other securities of it or any of its Subsidiaries, other than pursuant to the exercise of securities which are outstanding on the date hereof; or (B) any material assets, rights, properties of it or any of its Subsidiaries;

(ii)

amend or propose to amend its articles or by-laws (or the equivalent charter or constating documents) or those of any of its Subsidiaries or amend or propose to amend any of the terms of the securities as they exist on the date hereof;

(iii)

split, combine or reclassify any of its outstanding shares or the shares of any of its Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares or the shares of its Subsidiaries;

(iv)

redeem, purchase or offer to purchase, or permit any of its Subsidiaries to redeem, purchase or offer to purchase, any shares or other securities of it or any of its Subsidiaries, unless otherwise required by the terms of such securities as in effect on the date hereof;

(v)

reorganize, amalgamate or merge it or any of its Subsidiaries with any other Person or enter into an agreement, arrangement or understanding regarding any of the foregoing or solicit, initiate, facilitate, engage in or respond to or encourage any enquiries or proposals with respect to any of the foregoing;

(vi)

acquire or agree to acquire any Person (or material interest therein or securities thereof), or acquire or dispose of or agree to acquire or dispose of any assets which in each case are individually or in the aggregate material (including but not limited to mining properties or interests therein), or enter into or commit to enter into any joint venture, earn-in or similar arrangements or agreements or enter into an agreement, arrangement or understanding regarding any of the foregoing or solicit, initiate, facilitate, engage in or respond to or encourage any inquiries or proposals with respect to any of the foregoing or permit any of its Subsidiaries to do any of the foregoing;

(vii)

(A) satisfy or settle any claims or liabilities which individually or in the aggregate are material to the Party; (B) relinquish or modify any contractual rights which individually or in the aggregate are material to the Party; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments; or

(viii)

incur, authorize, agree or commit to provide guarantees, incur, authorize or agree or become committed for any indebtedness for borrowed money or issue any amount of debt securities or permit any of its Subsidiaries to do any of the foregoing;

provided the foregoing will not in any way limit or restrict the ability of EMC to conduct a private placement of EMC securities if made in accordance with the rules and policies of the TSX.

(c)

it will not, and will cause each of its Subsidiaries not to, make any material decisions or take any material actions with respect to the development of, or commitments to develop, any mining and mineral project without keeping the other Party fully informed thereof on a timely basis and without having in good faith attempted to achieve a mutual understanding and agreement with the other Party prior to making any such material decision or taking any such material action;

(d)

it will not, and will cause each of its Subsidiaries not to, enter into or modify any remuneration terms or Benefit Plans, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, severance agreements, deferred or other compensation, incentive compensation, severance, change of control or termination pay to, or make any loan to, any of its or its Subsidiaries directors, officers, employees, consultants, contractors or agents;

(e)

it will not, and will cause each of its Subsidiaries not to, enter into, amend or modify any employment or consulting agreements or arrangements with any officers or directors of it or any of its Subsidiaries;

(f)

it will use its reasonable commercial efforts, and will cause its Subsidiaries to use its reasonable commercial efforts, to cause its current insurance policies and those of its Subsidiaries, including directors’ and officers’ insurance or reinsurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums or premiums consistent with then current industry premium experience are in full force and effect;

(g)

it will:

(i)

use its reasonable commercial efforts, and cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact its business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain existing relationships with suppliers, consultants, joint venture participants, partners, professional advisors, agents, distributors, customers, Governmental Entities and others having business relationships with it and its Subsidiaries;

(ii)

not take any action, or permit any of its Subsidiaries to take any action, that would or reasonably may be expected to render (A) any representation or warranty made by it in this Agreement that is qualified as to materiality untrue or (B) any of such representations and warranties that are not so qualified untrue in any material respect; and

(iii)

promptly notify the other Party of (A) any Material Adverse Effect, or any change, circumstance, occurrence, event, effect or state of facts which could reasonably be expected to result in a Material Adverse Effect or impede the completion of the Merger, (B) any Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) which are material, (C) any breach by it of any provision of this Agreement (including any breach by it of a representation or warranty), and (D) any event occurring subsequent to the date hereof that would render any representation or warranty of it contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate in any material respect;

(h)

it will not, and will cause each of its Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Plan of Merger prior to the Effective Date;

(i)

it will not, and will not permit any of its Subsidiaries to, take any action, or permit any action to be taken on its behalf, and it will, and will cause its Subsidiaries to, refrain from taking any action which, in either case, if taken, could be inconsistent with this Agreement or which could interfere with or be inconsistent with or could reasonably be expected to significantly impede the completion of the Merger or any of the transactions contemplated hereby;

(j)

to the extent it has knowledge thereof, it will, in all material respects, conduct itself so as to keep the other Party fully informed as to the material decisions or actions made or required to be made with respect to the operation of its business and that of its Subsidiaries;

(k)

it will not make any change to existing accounting practices, except as the regular, independent auditors of the Party advise in writing are required by Applicable Laws, GAAP, or write up, down or off the book value of any assets in an amount that in the aggregate would be material to the other Party, except where required for compliance with Applicable Laws or GAAP;

(l)

it will not, and it will cause its Subsidiaries not to, make any material Tax election or settle or compromise any material Tax liability;

(m)

it will not, and will cause its Subsidiaries not to, resolve that it or any of its Subsidiaries be wound up, appoint or permit the appointment of a liquidator, receiver or trustee in bankruptcy for it or any of its Subsidiaries or in respect of the assets or properties of it or any of its Subsidiaries, or permit the making of an order for the winding-up or dissolution of it or any of its Subsidiaries; and

(n)

to advise the other Party in writing of any:

(i)

event, condition or circumstance that might be reasonably expected to cause any representation or warranty of it contained in this Agreement to be untrue or inaccurate on the Effective Date (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

(ii)

Material Adverse Effect on it or any event, occurrence or development which would reasonably be expected to have a Material Adverse Effect on it; and

(iii)

material breach by it of any covenants, obligations or agreements contained in this Agreement

4.3

Non-Solicitation

4.3.1

Quincy will not, and will not permit any of its Subsidiaries to, directly or indirectly, through any officer, director, employee, advisor, representative or agent, or otherwise (a) solicit, initiate, facilitate, engage in or respond to or encourage (including by way of furnishing information or entering into any form of agreement, Merger or understanding) any inquiries, proposals or transactions involving Quincy and/or its Subsidiaries regarding any merger, amalgamation, arrangement, restructuring, take-over bid, tender offer, exchange offer, sale or purchase of substantial assets, sale or purchase of treasury shares, any equity interest or rights or any other interests therein or thereto, business combination, liquidation, reorganization or recapitalization or any similar transaction or series of related or similar transactions which would have the effect of any of the foregoing (any of the foregoing inquiries, proposals or transactions being referred to herein as an “Acquisition Proposal”); (b) encourage or participate in any discussions or negotiations regarding any Acquisition Proposal or potential Acquisition Proposal; (c) accept or approve or recommend, or agree to accept, approve or recommend, any Acquisition Proposal or potential Acquisition Proposal; or (d) cause Quincy or any Subsidiary to enter into any agreement, arrangement or understanding related to any Acquisition Proposal or potential Acquisition Proposal; provided, however, that nothing contained in this Agreement will prevent the Board of Directors of Quincy which receives an unsolicited and bona fide Acquisition Proposal after the date hereof in respect of it from considering, negotiating, approving or recommending to its shareholders an Acquisition Proposal which the Board of Directors of Quincy determines in good faith, after consultation with its financial and legal advisors and after receiving written advice from counsel that such action would be a proper exercise of its fiduciary duties under Applicable Laws, and that such Acquisition Proposal would, if consummated in accordance with its terms, result in a transaction more favourable to the Quincy Securityholders than the Merger (any such Acquisition Proposal being referred to herein as a “Superior Proposal”).

4.3.2

From and after the date hereof, Quincy will immediately cease and cause to be terminated in writing any existing discussions or negotiations with any Person (other than EMC) with respect to any potential Acquisition Proposal and will, subject to Section 4.4, immediately cease to provide any other Person with access to information concerning Quincy and its Subsidiaries and exercise all rights it has to require the return of all confidential information from each such Person. Quincy agrees not to release or permit the release of any Person from, or waive, any confidentiality, non-solicitation or standstill agreement to which such Person is a party, unless the Board of Directors of Quincy has determined that such Person has made a Superior Proposal.

4.3.3

Quincy will promptly notify EMC orally and in writing within 24 hours of any Acquisition Proposal or any amendment to an Acquisition Proposal being received directly or indirectly by Quincy, or any request for non-public information relating to Quincy or any of its Subsidiaries, as the case may be, in connection with such an Acquisition Proposal or for access to the properties, books and/or records of Quincy or any Subsidiary, by any Person that informs Quincy or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such written notice will include a copy of any such written Acquisition Proposal and all amendments thereto or, in the absence of a written Acquisition Proposal, a description of the material terms and conditions thereof, in either case including the identity of the Person making the Acquisition Proposal, inquiry or contact.

4.3.4

If Quincy receives a request for non-public information from a Person who has made or intends to make an Acquisition Proposal and the Board of Directors of Quincy determines in good faith after consultation with financial and legal advisors that such Acquisition Proposal is, or if made would be, a Superior Proposal, then, and only in such case, Quincy may, subject to the execution by such Person of a confidentiality agreement containing standstill and other provisions substantially the same as those contained in the Confidentiality Agreement, provide such Person with access to non-public confidential information regarding Quincy; provided that Quincy will send a copy of any such confidentiality agreement (including the identity of the Person who has entered into such agreement if not contained therein) to EMC as soon as practicable and in any event within 24 hours of its execution and will as soon as practicable, and in any event within 24 hours, provide EMC with a list of, and copies of, all information provided to such Person that was not previously provided to EMC and immediately provide EMC with all other information that was provided to such Person.

4.3.5

Quincy will ensure that its officers, directors and employees and those of its Subsidiaries and any financial, legal and other advisors, agents and representatives retained by Quincy are aware of the provisions of this Section 4.3, and Quincy will be responsible for any breach of this Section by any such Person.

4.3.6

For greater certainty, any amendment to an Acquisition Proposal will constitute a new Acquisition Proposal for the purposes of this Section 4.3.

4.4

Notice of a Superior Proposal

4.4.1

If Quincy has fully complied with Section 4.3 and this Section 4.4, Quincy may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal and withdraw or modify in a manner adverse to EMC its recommendation of the approval of the Merger, if and only if it:

(a)

provides to EMC (i) written notice that the Board of Directors of Quincy has determined that it has received and is prepared to accept a Superior Proposal; (ii) a copy of any agreement or other document in respect of such Superior Proposal as executed by the Person making the Superior Proposal, in each case as soon as possible but in any event not less than three full Business Days prior to acceptance of the Superior Proposal by the Board of Directors of Quincy; and (iii) in the case of an Acquisition Proposal that includes non-cash consideration, the value or range of values attributed by the Board of Directors of Quincy, in good faith, for such non-cash consideration after consultation with its financial advisors;

(b)

provides EMC with an opportunity (but not the obligation), before the expiration of such three Business Day period referred to in subsection 4.4.1(a), to propose to amend this Agreement to provide for consideration having a value equivalent to or more favourable to the Quincy Securityholders than that of the Superior Proposal with the result that the Superior Proposal would cease to be a Superior Proposal; and

(c)

subject to subsection 4.4.2, terminates this Agreement pursuant to subsection 7.1(d).

4.4.2

In the event that EMC agrees to amend this Agreement in the manner described in subsection 4.4.1, the Board of Directors of Quincy will consider the terms of the proposed amendment, and (i) if the Board of Directors of Quincy in good faith concludes that the Superior Proposal is no longer a Superior Proposal given the terms of the proposed amendment, Quincy will not implement the proposed Superior Proposal and will not terminate this Agreement pursuant to subsection 7.1(d), and will agree to the proposed amendments to this Agreement; or (ii) if the Board of Directors of Quincy concludes in good faith and after consultation with, and receiving advice (which may include written opinions or advice from its financial, legal and other advisors (as appropriate)), that the Acquisition Proposal would nonetheless remain a Superior Proposal, Quincy will terminate this Agreement in accordance with subsection 7.1(d), and only thereafter Quincy may enter into an agreement in order to implement the Superior Proposal.

4.5

Access to Information and Confidentiality

4.5.1

From the date hereof to the Effective Time, each of Quincy and EMC shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of EMC or Quincy, respectively, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish EMC or Quincy, respectively, with all financial, operating and other data and information as EMC or Quincy, respectively, through its officers, employees or agents may from time to time request.

4.5.2

Each of Quincy and EMC will hold and will cause its directors, officers, employees, agents, advisors (including, without limitation, counsel and auditors) and controlling persons to hold any such information which is non-public in confidence on the same terms and conditions as the confidentiality provisions set forth in the Confidentiality Agreement.

4.5.3

No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the Parties hereto.

4.6

Covenants in Respect of the Merger

Each Party covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Effective Date and the date upon which this Agreement is terminated, it will:

(a)

in a timely and expeditious manner, take all necessary actions in order to enable it to participate in and effect the Merger and use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to the obligations of the other Party hereunder to the extent the same are within its control and will take, do or cause to be taken or done, all other actions and all other things necessary, proper or advisable under all Applicable Laws to complete the Merger, including to:

(i)

apply for and use commercially reasonable efforts to obtain all necessary waivers, consents, orders and approvals required to be obtained by it or its Subsidiaries from other parties to loan agreements, joint venture agreements, partnership agreements, leases, licences, permits and other contracts and documents;

(ii)

make or co-operate as necessary in the making of all necessary filings and applications under all Applicable Laws and with all applicable Governmental Entities required by it or its Subsidiaries in connection with the transactions contemplated hereby and use commercially reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained by it or its Subsidiaries under any Applicable Laws, all of which filings, applications, consents, approvals and authorizations are set forth in the Party’s Disclosure Letter;

(iii)

effect all necessary registrations, filings and applications to, and submissions of information requested by, Governmental Entities required to be effected by it or its Subsidiaries in connection with the Merger including Articles of Merger as provided by 92A.200 of the Act, and, if necessary, participate and appear in any proceedings of any Party before or by any Governmental Entity;

(iv)

use commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Merger or the transactions contemplated hereby;

(v)

co-operate with the other Party in connection with the performance by it of its obligations hereunder; and

(vi)

prepare, in consultation with the other Party, all communications to its shareholders required by Applicable Laws in connection with the Merger, including the Meeting Materials in respect of the

Quincy Meeting and each Party will ensure that such communications comply with all Applicable Laws and do not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact regarding the Party required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they are made;

(b)

assist and co-operate in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities of Canada and the United States of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the Applicable Laws of Canada and the United States;

(c)

in the event the DOC refuses to issue the Permit, to use reasonable commercial efforts to amend this Agreement to provide that the Parties will agree to register the EMC Shares issuable in exchange for the Quincy Shares under the 1933 Act, including all necessary revisions, amendments, extensions and adjustments as necessary to complete the Merger on substantially the same terms as contemplated in herein; and

(d)

except for non-substantive communications, furnish promptly to the other Party a copy of each notice, report, schedule or other document or communication delivered, filed or received by, to, with or from (as applicable) the Party under Applicable Laws or otherwise, and any reports or dealings with Governmental Entities, in connection with the Merger, the Permit, the Final Order, the Quincy Meeting or any of the transactions contemplated hereby.

4.7

Covenants of EMC Regarding the Merger

4.7.1

EMC covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Effective Date and the date upon which this Agreement is terminated, it will,

(a)

use its commercially reasonable efforts to obtain the listing on the TSX of the EMC Shares to be issued to the Quincy Shareholders pursuant to the Merger and the EMC Shares issuable on the exercise of the EMC Options and EMC Warrants issued pursuant to the Merger and to ensure that such EMC Shares are not subject to any statutory hold period (subject only to restrictions on control block distributions) under applicable securities laws in Canada;

(b)

use commercially reasonable efforts to procure the signature on the Support Agreements of EMC Shareholders holding in the aggregate not less than 22% of the issued and outstanding EMC Shares;

(c)

ensure that all of the information related to EMC that is contained in the Quincy Meeting Materials for the Quincy Meeting do not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact regarding EMC required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they are made; and

(d)

execute and deliver, or cause to be executed and delivered, at the Closing such customary agreements, certificates, resolutions and other closing documents as may be reasonably required by Quincy, all in form satisfactory to Quincy, acting reasonably.

4.7.2

EMC covenants and agrees that it shall cause its legal counsel to issue a blanket legal opinion to the Transfer Agent on the Effective Date, containing an opinion to the effect that the Transfer Agent may on request by a Quincy Securityholder obtain a certificate for EMC Shares without a U.S. restrictive legend thereon where such EMC Shares were issued to such Quincy Securityholder upon due exercise of Quincy Options or Quincy Warrants, provided that (i) at the time the Transfer Agent receives such request EMC is a “foreign private issuer” as that term is defined in Rule 405 of the 1933 Act, and (ii) such holder provides to the Transfer Agent a seller’s representation letter in a form acceptable to EMC and its legal counsel, acting reasonably, along with such other documentation as EMC or its legal counsel may reasonably request (collectively the “Seller’s Documents”), as necessary for EMC to reasonably establish that such holder will sell such EMC Shares in compliance with Rule 904 of Regulation S promulgated under the 1933 Act.  EMC will act reasonably in facilitating the issuance and delivery to the Quincy Securityholder of a new certificate representing the EMC Shares without a U.S. restrictive legend as contemplated in this Subsection.

4.8

Covenants of Quincy Regarding the Merger

Quincy covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Effective Date and the date upon which this Agreement is terminated, it will,

(a)

use its commercially reasonable efforts to procure the signature on the Support Agreements of Quincy Shareholders holding in the aggregate not less than 30% of the issued and outstanding Quincy Shares;

(b)

use its commercially reasonable efforts to procure the agreement of all persons who have entered into written agreements whereby they would receive Quincy Shares as consideration for interests in natural resource or mining assets or properties to accept EMC Shares in lieu thereof, at the exchange ratio of 0.2 EMC Share for each Quincy Share they would otherwise have received;

(c)

to obtain the consent of NZ Uranium LLC to substitute the 6,000,000 Quincy Shares held in trust pending the satisfaction of certain conditions with 1,200,000 EMC Shares, and to amend any agreement governing such trust to reflect such substitution;

(d)

ensure that all of the information related to Quincy that is contained in the EMC Meeting Materials for the EMC Meeting do not contain any misrepresentation or untrue statement of a material fact or omit to state a material fact regarding Quincy required to be stated therein in order to make the statements contained therein not misleading in light of the circumstances in which they are made; and

(e)

execute and deliver, or cause to be executed and delivered, at the Closing such customary agreements, certificates, resolutions and other closing documents as may be reasonably required by EMC, all in form satisfactory to EMC, acting reasonably.

4.9

Merger of Covenants

Except as to the contrary expressly required by the terms hereof, the covenants set out in this Agreement will survive the completion of the Merger.

ARTICLE 5
ADDITIONAL AGREEMENTS

5.1

Proxy Statement; Stockholder Meeting

Quincy covenants and agrees that, except as otherwise contemplated in this Agreement, until the earlier of the Effective Date and the date upon which this Agreement is terminated, it will:

(a)

in a timely and expeditious manner:

(i)

prepare, in consultation with EMC, acting reasonably, and file the Quincy Meeting Materials together with any other documents required by Applicable Laws (all of which will be in form and substance satisfactory to EMC, acting reasonably), in all jurisdictions where the Meeting Materials are required to be filed and mail the Meeting Materials, in accordance with any conditions required in connection with the issuance of the Permit and in accordance with all Applicable Laws, in and to all jurisdictions where the Meeting Materials are required to be mailed, complying in all material respects with all Applicable Laws on the date of the mailing thereof and in the form and containing the information required by all Applicable Laws, including all applicable corporate and securities laws and requirements, and not containing any misrepresentation (as defined under applicable securities laws and requirements) with respect thereto;

(ii)

include within the Quincy Proxy Statement the procedures that the Quincy Shareholders must follow in order to attend and be heard at the DOC hearing in held connection with the issuance of the Permit;

(iii)

convene the Quincy Meeting as soon as practicable, and use its best efforts to convene the Quincy Meeting no later than April 30, 2006 or such later date that may be mutually agreed upon with EMC as provided in the Permit and solicit proxies to be voted at the Quincy Meeting in favour of the Merger and use its commercially reasonable efforts to take all other action that is necessary or desirable to secure the requisite approval of the Quincy Merger Resolution by the Quincy Shareholders;

(iv)

not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation), or fail to call, the Quincy Meeting without EMC’s prior written consent, except as required by Applicable Laws;

(v)

provide notice to EMC of the Quincy Meeting and allow representatives of EMC to attend the Quincy Meeting;

(vi)

hold and conduct the Quincy Meeting in accordance with the Permit, the Act, the by-laws of Quincy and as otherwise required by Applicable Laws; and

(vii)

take all such actions as may be required under the Act in connection with the transactions contemplated by this Agreement and the Plan of Merger;

(b)

in a timely and expeditious manner, prepare (in consultation with EMC acting reasonably) and file any mutually agreed (or as otherwise required by Applicable Laws) amendments or supplements to the Quincy Meeting Materials (which amendments or supplements will be in a form satisfactory to EMC, acting reasonably) with respect to the Quincy Meeting and mail such amendments or supplements, as required in connection with the issuance of the Permit and in accordance with all Applicable Laws, in and to all jurisdictions where such amendments or supplements are required to be mailed, complying in all material respects with all Applicable Laws on the date of the mailing thereof;

(c)

subject only to Section 4.4 and the fiduciary duties of the Board of Directors of Quincy, recommend to the Quincy Shareholders that they approve the Merger and not take any steps to change or withdraw the Recommendation in a manner adverse to EMC or which would impede the completion of the Merger and will not make a recommendation to Quincy Shareholders not to accept the Merger; and

(d)

advise EMC, as reasonably requested, and on a daily basis in each of the last seven Business Days prior to the Quincy Meeting, as to the aggregate tally of the proxies and votes received and dissent notices (if any) in respect of the Quincy Merger Resolution and all other matters to be considered at the Quincy Meeting.

5.2

Fairness Hearing and Approvals

As soon as is reasonably practicable after the date of execution of this Agreement, EMC will make application to the DOC for the purposes of scheduling the Fairness Hearing, and in connection with such application, EMC will:

(a)

file, proceed with and diligently prosecute an application to the DOC for the Permit; and

(b)

provide to Quincy the information required to provide notice of the Fairness Hearing to the Quincy Securityholders which Quincy will mail out to such Quincy Securityholders as necessary to provide such holders with the opportunity to appear and be heard at such Fairness Hearing (the “Fairness Hearing Notice”).

5.3

Closing Matters

In conjunction with the Closing:

(a)

EMC expects that all of the directors and officers of EMC in office immediately prior to the Effective Time will remain directors and officers of EMC.  Quincy will be entitled to nominate one nominee (who will be the current Chief Executive Officer of Quincy) to the board of directors of EMC.  EMC will take appropriate steps in order that the nominee of Quincy be appointed to the Board of Directors of EMC at Closing, subject to any necessary regulatory approvals;

(b)

Quincy will immediately after execution of this Agreement provide appropriate notice to those persons listed in the Quincy Disclosure Letter, of termination of their employment with Quincy to be effective on Closing.

(c)

the Parties will take all steps necessary to ensure that board of directors and officers of the Surviving Corporation will be comprised as follows:  Paul Matysek; and

(d)

Quincy will obtain the prior consent of EMC to any severance agreements to be entered into by Quincy in connection with the termination of employment of any officer or employee as a result of the Merger.

5.4

State Law Matters

5.4.1

If any state takeover law shall become applicable to the transactions contemplated by this Agreement, EMC and its Board of Directors or Quincy and its Board of Directors, as the case may be, shall use their reasonable best efforts to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

5.4.2

EMC shall take such steps as may be necessary to comply with the securities and blue sky laws of all U.S. states which are applicable to the issuance of the EMC Shares in connection with the Merger.  Quincy shall use commercially reasonable efforts to assist EMC as may be necessary to comply with the securities and blue sky laws of all U.S. states which are applicable in connection with the issuance of EMC Shares in connection with the Merger.

ARTICLE 6
CONDITIONS

6.1

Mutual Conditions Precedent

The respective obligations of the Parties to complete the transactions contemplated hereby are subject to the fulfillment or waiver of the following mutual conditions on or before the Effective Time or such other time as is specified below:

(a)

the Permit will have been issued in form and substance satisfactory to Quincy and EMC, each acting reasonably, and will not have been set aside or modified in a manner which is not acceptable to such Parties, acting reasonably, on appeal or otherwise;

(b)

the Quincy Shareholders will have approved at the Quincy Meeting, in accordance with Applicable Laws, and in accordance with any requirements of the DOC in connection with the issuance of the Permit, the

 Merger, and approved or consented to such other matters as either EMC or Quincy, acting reasonably, will consider necessary or desirable in connection with the Merger in the manner required thereby;

(c)

there will be no proceeding of a judicial or administrative nature or otherwise, brought by or before a Governmental Entity, or any Applicable Laws proposed, enacted, promulgated or applied, that directly or indirectly relates to the transaction contemplated hereby which could reasonably be expected to result in a Material Adverse Effect on the Party to which it applies or which could impede or interfere with the completion of the Merger;

(d)

all regulatory approvals and approvals of any other Person (including any Governmental Entity), and the expiry of any waiting periods in connection with, or required to permit, the completion of the Merger, the failure to obtain which or the non-expiry of which could reasonably be expected to cause a Material Adverse Effect on either Party or materially impede the completion of the Merger, will have been obtained or received on terms which will not cause a Material Adverse Effect on either Party, and reasonably satisfactory evidence thereof will have been delivered to each Party;

(e)

the EMC Shares to be issued to the Quincy Shareholders pursuant to the Merger or on exercise of the EMC Options and EMC Warrants issued pursuant to the Merger will have been approved for listing on the TSX and such EMC Shares will not be subject to any statutory hold period or escrow under applicable securities laws in Canada;

(f)

no order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided however, that the Parties shall use their reasonable best efforts to cause any such Order to be vacated or lifted;

(g)

any material "blue sky" and other state securities laws applicable to the registration of the EMC Shares to be issued to the Quincy Shareholders pursuant to the Merger shall have been complied with;

(h)

the Effective Date will have occurred on or before May 31, 2006 or such later date as the Parties, acting reasonably, may agree to in writing; and (i) this Agreement will not have been terminated pursuant to Article 7; and

(i)

Quincy will have delivered to EMC, the Quincy Disclosure Letter, updated as of the Closing Date, and EMC will have delivered the EMC Disclosure Letter, updated as of the Closing Date.

The foregoing conditions are for the mutual benefit of each of the Parties and may be waived, in whole or in part, by any Party at any time, provided that no Party may waive any mutual condition on behalf of any other Party.

6.2

Several Conditions

The obligation of each Party to complete the transactions contemplated hereby is subject to the fulfillment or waiver by the other Party of the following conditions on or before the Effective Time or such other time as specified below:

(a)

the representations and warranties made to such Party by the other Party in this Agreement will be true and correct in all material respects (unless such representations and warranties are qualified by reference to materiality or Material Adverse Effect in which case such representations and warranties will be true and correct) as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties will be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement);

(b)

the other Party shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date;

(c)

the other Party will have delivered to such Party a certificate of one senior officer of the other Party dated the Effective Date certifying the fulfillment of the conditions in subsections 6.2(a) and 6.2(b);

(d)

from the date hereof up to and including the Effective Time, there will have been no change, condition, effect, event or occurrence which has or is reasonably likely or expected to have a Material Adverse Effect on the other Party, on the Merger or on the combined business that will result from the completion of the Merger, provided that a Party may not rely on this section to terminate this Agreement if the Material Adverse Effect is reasonably caused by actions of that Party; and

(e)

the Party will not have become aware of any misrepresentation, untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings in relation to all matters covered in earlier filings), in any document (including the Meeting Materials) filed by or on behalf of the other Party with any regulatory authority, stock exchange or other Governmental Entity in Canada or elsewhere or provided by that Party to the other Party.

The foregoing conditions precedent are for the benefit of each Party and may be waived, in whole or in part, by such Party in writing at any time.

6.3

Additional Conditions in Favour of EMC

The obligation of EMC to complete the transactions contemplated hereby is subject to the fulfillment or waiver of the following conditions on or before the Effective Time or such other time as specified below:

(a)

the parties thereto (other than EMC) will not have breached any of the representations, warranties or covenants of the Support Agreements in a manner that is reasonably likely to prevent the Merger from occurring;

(b)

the Board of Directors of Quincy will have made the Recommendation to Quincy Shareholders and will not have withdrawn or changed the Recommendation in a manner adverse to EMC or which could impede the completion of the Merger, and will not have made a recommendation to Quincy Shareholders not to accept the Merger;

(c)

all third party consents that as a result of this Agreement or the Merger are required be obtained under any contract, agreement, arrangement, order or other document providing any third party with a right to require  Quincy to procure such consent to such Agreement or Merger, having been obtained;

(d)

Quincy will have obtained the written agreement of all persons who have agreed to receive Quincy Shares as consideration for interests in natural resource or mining assets or properties to accept EMC Shares in lieu thereof, at the exchange ratio of 0.2 EMC Share for each Quincy Share they would otherwise have received;

(e)

Quincy will have procured the Support Agreements representing in the aggregate at least 30% of the Quincy Shares;

(f)

Quincy will have procured the consent of NZ Uranium LLC to substitute the 6,000,000 Quincy Shares held in trust pending the satisfaction of certain conditions with 1,200,000 EMC Shares, and an amended agreement governing such trust to reflect such substitution;

(g)

EMC will have received resignations in forms acceptable to it, acting reasonably, from the Quincy directors and officers identified in the EMC Disclosure Letter; and

(h)

holders of no greater than 5% of the outstanding Quincy Shares will have dissented to the Merger and Quincy will provide EMC with a certificate of two senior officers of Quincy dated the day immediately prior to the Effective Date to such effect.

The foregoing conditions are for the exclusive benefit of EMC and may be waived, in whole or in part, by EMC in writing at any time.

6.4

Additional Conditions in Favour of Quincy

The obligation of Quincy to complete those transactions contemplated hereby is subject to the fulfilment or waiver of the following conditions on or before the Effective Time or such other time as specified below:

(a)

Quincy will have received an opinion satisfactory to it, acting reasonably, from EMC’s solicitors, as to:

(i)

that the EMC Shares issuable to the Quincy Shareholders will be validly issued, fully paid and non-assessable,

(ii)

that the EMC Options issuable in exchange for the Quincy Options will be validly issued and that the EMC Shares issuable upon exercise of such EMC Options in accordance with their terms, will be validly issued, fully paid and non-assessable,

(iii)

that the EMC Warrants issuable in exchange for the Quincy Warrants will be validly issued and that the EMC Shares issuable upon exercise of the EMC Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable,

(iv)

that the EMC Shares, the EMC Options and the EMC Warrants to be issued to the Quincy Securityholders may be issued without registration under the 1933 Act and in compliance with applicable provincial securities laws,

(v)

that the EMC Shares issuable to the Quincy Shareholders as at the Closing of the Merger may be resold in the manner described in section 5 of the SEC’s Revised Staff Legal Bulletin No. 3(CF) dated October 20, 1999; and

(vi)

the EMC Shares issuable to the Quincy Shareholders, and to the Quincy Securityholders upon due exercise of the EMC Options and the EMC Warrants held by them, will not be subject to a hold period under the Securities Act.

(b)

Quincy will have been provided with a copy of the “Blue Sky Memorandum” containing EMC’s legal counsel’s review of  U.S. state securities laws in connection with the Merger.

(c)

EMC will have procured Support Agreements representing in the aggregate at least 22% of the EMC Shares.

6.5

Merger of Conditions

The conditions set out in Sections 6.1, 6.2, 6.3 and 6.4 will be conclusively deemed to have been satisfied, waived or released immediately following the Effective Time.

ARTICLE 7
TERMINATION

7.1

Termination

This Agreement may be terminated immediately:

(a)

by mutual written consent of EMC and Quincy;

(b)

by either Party, upon providing written notice to the other:

(i)

at any time if the other Party is in breach of any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect and such breach is not capable of being cured or is not cured by the breaching Party within five Business Days of the giving of notice of such breach by the other Party to the breaching Party;

(ii)

if any of the conditions for the benefit of the terminating Party contained in this Agreement is not satisfied or waived on or before May 31, 2006 (or such later date as the Parties, acting reasonably, may agree to in writing) or such other time prior thereto as is specified in this Agreement, provided that the terminating Party is not then in breach of any representations, warranties and covenants herein contained in any material respect;

(c)

by EMC or Quincy if any of the following have occurred:

(i)

if the approval of the Merger by the Quincy Shareholders and by the EMC Shareholders has not been obtained by April 30, 2006 or such later date as the Parties acting reasonably may agree to in writing;

(ii)

if upon a vote at a duly held Quincy Meeting or any adjournment or postponement thereof to obtain the approval of Quincy Shareholders of the Quincy Merger Resolution or any matter that could reasonably be expected to facilitate the Merger, the approval of the Quincy Shareholders is not obtained in accordance with Applicable Laws; or

(iii)

if upon a vote at a duly held EMC Meeting or any adjournment or postponement thereof to obtain the approval of EMC Shareholders to the EMC Merger Resolution or any matter that could reasonably be expected to facilitate the Merger, the approval of the EMC Shareholders is not obtained in accordance with Applicable Laws.

(d)

by either Party upon the determination by Quincy, after conclusion of the process set out in Section 4.3 that an Acquisition Proposal constitutes a Superior Proposal, the provision of notice to EMC of a Superior Proposal as required by Section 4.4 and the time period for EMC to propose an amendment to the Agreement as contemplated by Section 4.4 has elapsed;

(e)

by EMC, if the Board of Directors of Quincy has withdrawn or changed any of its recommendations to the Quincy Shareholders in a manner adverse to EMC or which would impede the completion of the Merger or has made a recommendation to the Quincy Shareholders not to accept or approve the Merger; or (i) has not submitted the Merger for approval to Quincy Shareholders on or prior to April 30, 2006 (or such later date as the Parties, acting reasonably, may agree to in writing), provided that EMC has provided, on a timely basis, information regarding EMC required by applicable securities laws for inclusion in the Quincy Proxy Statement; or (ii) has failed to solicit proxies in favour of approving the Merger; or (iii) has resolved to do any of the foregoing; or

(f)

by Quincy, if the Board of Directors of EMC has withdrawn or changed any of its recommendations to the EMC Shareholders in a manner adverse to Quincy or which would impede the completion of the Merger or has made a recommendation to the EMC Shareholders not to accept or approve the Merger; or (i) has not submitted the Merger for approval to EMC Shareholders on or prior to April 30, 2006 (or such later date as the Parties, acting reasonably, may agree to in writing), provided that Quincy has provided, on a timely basis, information regarding Quincy required by applicable securities laws and the policies of the TSX Venture Exchange for inclusion in the EMC Information Circular; or (ii) has failed to solicit proxies in favour of approving the Merger; or (iii) has resolved to do any of the foregoing.

7.2

Termination Fee

7.2.1

EMC acknowledges that it has deposited US$500,000 (the “Funds”) with Quincy’s solicitors as a non-refundable deposit, which deposit will be released to Quincy as liquidated damages and a termination fee (the “Quincy Termination Fee”) in the event that EMC does not proceed with the Merger for any reason whatsoever.  The Termination Fee shall be paid by the release of the Funds by Quincy’s solicitors to Quincy and EMC authorizes the immediate delivery the Funds to Quincy.

7.2.2

If this Agreement is terminated by either Party pursuant to Subsection 7.1(d) hereof, Quincy will pay a break fee to EMC equal to 0.04 multiplied by the product of $0.63 multiplied by the number of Quincy Shares issued and outstanding as at the date of such termination.

7.3

Effect of Termination

In the event of termination of this Agreement by either Party as provided in this Article 7, this Agreement will forthwith become void and there will be no liability or obligation on the part of either Party, except with respect to Sections 7.2, 9.2 and 9.9 which provisions will survive the termination; provided that notwithstanding anything to the contrary contained in this Agreement, neither Party will be (i) relieved or released from any liability or damages arising out of any breach of this Agreement prior to such termination or (ii) precluded from seeking injunctive relief to restrain any breach or threatened breach of this Agreement or otherwise to obtain specific performance of any provision of this Agreement.

ARTICLE 8
AMENDMENT

8.1

Amendments and Waivers

This Agreement may, at any time and from time to time, before and after the holding of the Quincy Meeting but not later than the Effective Time, be amended, modified and/or supplemented by written agreement of the Parties hereto (or in the case of a waiver, by written instrument of the Party giving the waiver) without, subject to Applicable Laws, further notice to or authorization on the part of Quincy Shareholders. Without limiting the generality of the foregoing, any such amendment, modification or supplement may:

(a)

change the time for performance of any of the obligations or acts of the Parties hereto;

(b)

waive any inaccuracies or modify any representation or warranty contained herein or in any document to be delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants contained herein or in any document to be delivered pursuant hereto; or

(d)

waive or modify performance of any of the obligations or conditions precedent of the Parties hereto.

ARTICLE 9
GENERAL PROVISIONS

9.1

Notice

Any demand, notice or other communication to be given in connection with this Agreement must be communicated confidentially and in writing to the addresses, facsimile numbers or e-mail addresses set out below and will be sufficiently given if: (i) delivered personally upon the Party for whom it is intended; (ii) delivered by registered or certified mail where receipt has been acknowledged; (iii) by electronic facsimile upon receipt of confirmation of transmission; or (iv) delivered by e-mail transmission, upon receipt of confirmation of delivery:

If to EMC:

Energy Metals Corporation

Suite 1238, 200 Granville Street

Vancouver, B.C.  V6C 1S4

Attention: Paul Matysek, President

Facsimile: (604) 408-4799

E-mail: pm@energymetalscorp.com

with a copy (which will not constitute notice) to:

Morton & Company

Barristers & Solicitors

1200 - 750 West Pender Street

Vancouver, B.C.  V6C 2T8

Attention: James N. Morton

Facsimile: (604) 681-9652

E-mail:  jnm@mortonandco.com

If to Quincy:

Quincy Energy Corp.

512-120 Adelaide Street

Toronto, Ontario M5H 1T1

Attention:  President/CEO

Facsimile: (416) 364-5400

with a copy (which will not constitute notice) to:

Clark Wilson LLP

800 – 885 West Georgia Street

Vancouver, B.C.  V6C 3H1

Attention:  Virgil Hlus

Facsimile: (604) 687-6314

E-mail: vzh@cwilson.com

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section.

9.2

Confidentiality

The Parties acknowledge that this Agreement and the Merger is subject to the Confidentiality Agreement. For greater certainty, this Agreement and any discussions in connection therewith will be treated by the Parties hereto as strictly confidential and will not (without the prior consent of the other Party hereto or as contemplated or provided herein) be disclosed by a Party to any Person other than a director, officer, employee, agent or professional advisor of or to that Party with a need to know for purposes connected with the Merger or other matters contemplated by this Agreement and then only on a confidential basis and also on the basis that the Party concerned will be liable for any breach of confidentiality by a Person to whom it makes disclosure. For greater certainty, each Party agrees to comply with applicable privacy legislation.

9.3

Governing Law

This Agreement is governed by, and will be construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.4

Attornment

For the purpose of all legal proceedings other than those matters relating to the Permit and the Final Order, this Agreement will be deemed to have been performed in the Province of British Columbia and the courts of the Province of British Columbia will have exclusive jurisdiction to entertain any action arising under this Agreement. Each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

9.5

Binding Effect and Assignment

This Agreement and all the provisions hereof will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement is not assignable by a Party without the prior written consent of the other Party.

9.6

Time of the Essence

Time will be of the essence of this Agreement.

9.7

Third Party Rights

This Agreement will not confer to any rights or remedies upon any person other than the parties hereto except that the provisions of Section 9.10 are intended for the benefit of the individuals specified therein.

9.8

Counterparts

This Agreement may be executed in any number of counterparts, manually or by facsimile, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

9.9

Fees and Expenses

Except as provided herein, each Party will pay its own expenses incurred in connection with this Agreement or the transactions contemplated herein.

9.10

No Personal Liability

No director or officer of EMC of any of its Subsidiaries will have any personal liability whatsoever to Quincy under this Agreement, or any other document delivered in connection with the Merger on behalf of EMC.  No director or officer of Quincy or any of its Subsidiaries will have any personal liability whatsoever to EMC under this Agreement, or any other document delivered in connection with the Merger on behalf of Quincy, excluding, for greater certainty, any Support Agreement executed by any such director or officer.

9.11

Further Assurances

Notwithstanding that the transactions or events set out herein will occur and will be deemed to occur in the order set out in this Plan of Merger without any further act or formality, Quincy and EMC agree to make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be reasonably required by any of them in order to document or evidence any of the transactions or events set out herein.

9.12

Remedies

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Province of British Columbia having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first written above.

ENERGY METALS CORPORATION.

By:  /s/ Paul Matysek

Authorized Signatory

Paul Matysek

Print Name

QUINCY ENERGY CORP.

By: /s/ Daniel T. Farrell

Authorized Signatory

Daniel T. Farrell

Print Name

EMC ACQUISITION CORP.

By:  /s/ Paul Matysek

Authorized Signatory

Paul Matysek

Print Name